                                                                    EXHIBIT 99.1

AIMCO 1st Quarter 2003

      Denver, Colorado - May 6, 2003

      Apartment Investment and Management Company Announces First Quarter 2003 Results

      Economy, Weather and Pricing Strategy Impact Results
      Focus on Occupancy Results in Steady Monthly Increases

      SUMMARY FINANCIAL RESULTS Apartment Investment and Management Company (NYSE:AIV) ("Aimco") announced first quarter 2003 results including:

      - Net Income was $21.8 million compared with $70.1 million in the first quarter 2002. Earnings per share (EPS) were $0.00 on a diluted basis compared with $0.58 in the same period last year, based on Net Income attributable to common stockholders.

      - Funds from Operations (FFO; a non-GAAP measure defined in the Glossary in Supplemental Information (the "Glossary")) were $101.5 million, or $0.90 per diluted common share compared with $135.2 million, or $1.30 per share in the first quarter 2002.

      - Adjusted Funds from Operations (AFFO; a non-GAAP measure defined in the Glossary) were $68.5 million or $0.64 per diluted common share compared with $117.1 million, or $1.12 per share in the first quarter 2002.


---------------------------------------------------------------------------
       PER SHARE RESULTS
                                                              FIRST QUARTER
---------------------------------------------------------------------------
                                                             2003      2002
---------------------------------------------------------------------------

       Earnings (loss) - EPS                                $0.00     $0.58

       Funds from Operations - FFO                          $0.90     $1.30

       Adjusted Funds from Operations - AFFO                $0.64     $1.12
---------------------------------------------------------------------------



      Contact: Investor Relations 303.691.4350, Investor@Aimco.com Jennifer Martin, Vice President - Investor Relations 303.691.4440

      [AIMCO LOGO]

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      Apartment Investment and Management Company
      First Quarter 2003 - Page 2

      Management Comments

      "On a positive note, the Aimco team was delighted that the company was included in the S&P 500. The selection of Aimco is testament to its successful past, expresses confidence in its future and recognizes that Aimco shares provide an effective way for investors to participate in America's multi-family sector," said Terry Considine, Aimco's chairman and chief executive officer. "We welcome the many new investors."

      "On a different note," added Mr. Considine, "first quarter results did not meet earlier expectations. As we announced in March, first quarter results were burdened by continued weakness in the economy as well as by costs related to severe cold and snow. While there is no doubt that business conditions for apartments were quite poor during the quarter, it also seems to me that Aimco did not address these conditions with satisfactory focus and effectiveness. Looking back, I can see that we were slow to respond to the increased use of upfront rent concessions and that we were distracted by the work of implementing a new site operating software. While these are explanations, they are not excuses and I accept responsibility for the disappointing results."

      "Together with my colleagues, I am committed to restore Aimco's historic profitability. The Aimco specific shortfall to market occupancies peaked in January and has been largely eliminated. The industry experience of lower effective rents and increased expenses continues."


      Dividends on Common Stock

      The Aimco Board of Directors declared the quarterly cash dividend of $0.82 per share of Class A Common Stock for the quarter ended March 31, 2003, payable on May 22, 2003 to stock-holders of record on May 15, 2003. The dividend represents 126% of AFFO (before deducting Capital Enhancements) and 91% of FFO for the quarter ended March 31, 2003 and an 8.4% yield based on the $39.21 closing price of Aimco's Class A Common Stock on May 5, 2003. The Board of Directors reviews and declares the dividend each quarter. If the payout ratio were, or were expected, to exceed 100% for a sustained period, the Board of Directors will consider a change in the dividend to match operating profitability.




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      Apartment Investment and Management Company
      First Quarter 2003 - Page 3

      Operational Results

      PROPERTY OPERATIONS First quarter revenue from property operations of $378.8 million was up $64.3 million or 20% compared with the first quarter 2002 primarily due to increased revenue from acquisitions and newly consolidated properties totaling $81.8 million, somewhat offset by a $17.1 million reduction in consolidated "Same Store" revenue (See Supplemental
      Schedule VIII). The average conventional property monthly rent per unit was $720 compared with $731 in the same period last year.

      First quarter expenses from property operations of $168.0 million were up $51.9 million or 45% compared with the first quarter 2002 primarily due to expenses associated with acquisitions and newly consolidated properties totaling $36.5 million. In addition, consolidated "Same Store" expenses were up $13.2 million including higher expenses related to unusually severe weather, turnover, marketing and other as described under "Same Store" Property Results.

      Total income from property operations was $210.8 million, up $12.4 million or 6.3% compared with the first quarter 2002. This included net operating income of $33.9 million from acquisitions made during 2002, including:

      - Properties acquired in the Casden merger, which have performed in-line with pro forma expectations and enjoyed a 90 basis point increase in occupancy during the quarter;

      - New England area properties, whose operating results were adversely affected by increased vacancy due to job losses in the local economy and increased expenses due to snow and cold weather. Occupancy averaged 91.1% for the quarter and had recovered to 94.8% at the end of April;

      - The Villas at Park La Brea, the first phase of a three-phase project currently in lease-up, enjoyed an increase in leased units from approximately 70% at the beginning of the quarter to approximately 80% at quarter-end. Aimco expects this property to reach stabilization in the third quarter, ahead of projections.

      For the first quarter, occupancy averaged 89.6% on the conventional portfolio compared with 91.3% in the first quarter 2002, turnover of 12% compared with 14% in the first quarter 2002, and average concessions of $17 per unit compared with $10 in the first quarter 2002. Concessions are considered in the calculation of average monthly rent.



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      Apartment Investment and Management Company
      First Quarter 2003 - Page 4


-----------------------------------------------------------------------------------------------------------------------
PROPERTY OPERATING METRICS
                                                              First Quarter                           Sequential
-----------------------------------------------------------------------------------------------------------------------
                                                    2003            2002        Variance    4th Qtr 02         Variance
-----------------------------------------------------------------------------------------------------------------------

Average Physical Occupancy                            89.6%           91.3%       -170bp         90.3%            -70bp

Average Rent/unit                               $       720     $       731        -1.5%   $       725            -0.7%

Revenue                                         $     378.8     $     314.5        20.4%   $     379.4            -0.2%
Expenses                                             (168.0)         (116.1)       44.7%        (154.2)            8.9%
-----------------------------------------------------------------------------------------------------------------------
NOI ($mm)                                       $     210.8     $     198.4         6.2%   $     225.2            -6.4%
-----------------------------------------------------------------------------------------------------------------------


      Capital Replacements were $26.1 million and Capital Enhancements were $0.7 million in the quarter, which totals are deducted in calculating AFFO. This compares with $18.2 million in Capital Replacements in the first quarter 2002. Aimco did not deduct Capital Enhancements in calculating AFFO prior to the second quarter 2002. Capital Replacement and Capital Enhancement spending is expected to total between $500 and $525 per unit for the full year 2003, although first quarter spending was ratably higher.


-----------------------------------------------------------------------------------------------
CAPITAL REPLACEMENT & CAPITAL ENHANCEMENT EXPENDITURES

                                                                  2003                 2002
-----------------------------------------------------------------------------------------------
                                                              First Quarter       First Quarter
-----------------------------------------------------------------------------------------------

Capital Replacements                                          $          26        $         18
Capital Enhancements                                                      1                   -
-----------------------------------------------------------------------------------------------
   Total ($mm)                                                $          27        $         18

Capital Replacements per unit                                 $         146        $        110
Capital Enhancements per unit                                             4                   -
-----------------------------------------------------------------------------------------------
   Total ($/unit)                                             $         150        $        110


      "SAME STORE" PROPERTY RESULTS "Same Store" results reflect the performance of conventional communities whose ownership exceeds 10% and are stabilized within Aimco's portfolio during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions. "Same Store" consolidated properties accounted for 75% of Income from Property Operations in the first quarter 2003. "Same Store" consolidated properties include 537 properties and 153,415 units.

      Historically, Aimco's "Same Store" results have measured Aimco's effective ownership in "Same Store" communities and have included Aimco's ownership interest in unconsolidated "Same Store" properties as well as subtracted the minority interest share of consolidated


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      Apartment Investment and Management Company
      First Quarter 2003 - Page 5


      properties (see reconciliation on Supplemental Schedule VIII). In keeping with this definition, the "Same Store" portfolio accounted for 76% of Real Estate Free Cash Flow (Free Cash Flow, "FCF", is a non-GAAP measure defined in the Glossary and presented and reconciled to GAAP income on Supplemental Schedule II). "Same Store" Free Cash Flow is generated from 618 "Same Store" communities with a total of 170,693 apartment units in which Aimco has a weighted average 81.6% ownership (see Supplemental
      Schedule IX).

      Revenue from the "Same Store" portfolio was $273.9 million compared with $291.2 million in the first quarter 2002. The decrease in revenue of $17.3 million or 6.0% is due primarily to (i) a decline in occupancy by 230 basis points to 90.3%, and (ii) a 2.7% decrease in the average "Same Store" rent from $701 to $682 per apartment. "Same Store" expenses of $113.8 million increased by $12.5 million or 12.3% compared with the first quarter 2002. Increased expenses were primarily due to: (i) weather related increases estimated at $4.3 million, due to increased utility expenses and snow removal; (ii) expenses related to making apartments ready for spring leasing of approximately $2.9 million, including turnover and marketing; (iii) reduced payroll capitalized in connection with capitalized costs of $2.1 million; (iv) increased property taxes of $1.0 million; and, (v) increased other expenses of $2.2 million, including contract services, repairs and maintenance and administration. "Same Store" portfolio net operating income was $160.0 million for the quarter, down 15.7% from the first quarter 2002.

      Comparing "Same Store" results on a sequential basis, Aimco's "Same Store" portfolio experienced a decline in occupancy from 91.1% in the fourth quarter 2002 to 90.3% in the first quarter 2003. "Same Store" average rent declined from $691 in the fourth quarter 2002 to $682 in the first quarter 2003. "Same Store" portfolio net operating income declined $14.5 million, or 8.3% on a sequential basis.

-----------------------------------------------------------------------------------------------------------------------
SAME STORE OPERATING RESULTS
                                                            First Quarter                           Sequential
-----------------------------------------------------------------------------------------------------------------------
                                                    2003           2002         Variance    4th Qtr 02         Variance
-----------------------------------------------------------------------------------------------------------------------

Average Physical Occupancy                            90.3%           92.6%       -230bp         91.1%            -80bp

Average Rent/unit                               $       682    $        701        -2.7%   $       691            -1.3%

Revenue                                         $    273.88    $     291.23        -6.0%   $    280.41            -2.3%
Expenses                                            (113.8)         (101.4)        12.3%       (105.9)             7.5%
-----------------------------------------------------------------------------------------------------------------------
NOI ($mm)                                       $    160.00    $     189.86       -15.7%   $    174.50            -8.3%
-----------------------------------------------------------------------------------------------------------------------




      [AIMCO LOGO]
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      Apartment Investment and Management Company
      First Quarter 2003 - Page 6


      During the first quarter, Aimco operations worked to reverse this decline in Same Store revenue, notwithstanding the highly competitive conditions in certain markets. Occupancy increased each month during the quarter, ending March at approximately 91.0%. As of the end of April, average Same Store occupancy was 92.3% and average rent was $682.


      Investment Management Activity

      Income from Investment Management was $4.7 million, up from $3.3 million in the first quarter of 2002. Income earned from property management and fees associated with asset management, construction management, refinancing, dispositions, development and other services to affiliated partnerships was $7.7 million in the quarter compared with $5.9 million in the prior year period, primarily due to higher fees earned from Aimco Capital activities. Income earned from property management and fees in the first quarter 2003 was somewhat offset by insurance expenses of $2.5 million and a $0.9 million charge for the relocation of corporate headquarters. In addition, Management expenses were reduced by $8.0 million by the reversal of a valuation reserve on deferred tax assets resulting in a tax benefit.

      Income from Investment Management also includes $0.3 million from providing property management to unrelated third parties owning 98 properties with 11,180 units and expenses of $0.8 million from amortization of management contracts.


      INTEREST INCOME AND GENERAL PARTNER LOANS Interest and Other Income was $6.5 million, a decrease of $12.2 million from the first quarter of 2002, primarily due to lower accretion recorded in 2003. Total Interest and Other Income included interest income from General Partner loans of $4.8 million, a decrease of $3.3 million compared with the first quarter 2002 due to collection of notes receivable.

      Notes receivable from affiliated partnerships were $158.3 million ($241.8 million face value) at quarter-end versus $249.1 million at March 31, 2002, a reduction of $90.8 million or 36%. Aimco recognized transactional income (accretion) of $1.1 million, and impairments of $0.7 million, in the quarter compared with $10.1 million in accretion and no impairments in the first quarter 2002.

      G&A General and Administrative expenses for the quarter were $5.4 million, up from $3.1 million in the first quarter 2002. The $2.3 million increase is primarily due to: (i) $0.5 million for increased compensation related to additional employees in corporate legal, dispositions and accounting;
      (ii) $0.3 million in increased compensation due to promotions; (iii) $0.2

      [AIMCO LOGO]
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      Apartment Investment and Management Company
      First Quarter 2003 - Page 7

      million for increased accounting and legal fees related to compliance; and
      (iv) $0.8 million in higher amortization of stock compensation, including $0.2 million for expensing stock options.

      GAIN (LOSS) ON DISPOSITIONS AND INCOME (LOSS) FROM DISCONTINUED OPERATIONS Aimco recognized a gain on dispositions of $0.3 million compared with a loss of $4.0 million in the first quarter 2002. In addition, Loss From Discontinued Operations includes an impairment charge of $5.3 million relating to the carrying value of certain properties held for sale.

      SUMMARY OF FIRST QUARTER PERFORMANCE EPS of $0.00 was less than the projected range of $0.06 to $0.12 due primarily to the shortfall in income from property operations.

      FFO per share of $0.90 was in line with estimates as revised on March 14, 2003. Comparing FFO on a sequential basis, per share FFO declined $0.15 from the $1.05 earned in the fourth quarter 2002 due to:



         Fourth quarter 2002 FFO per share                                                    $1.05
         Fourth quarter 2002 Other Expenses of $5.2mm and Loan Losses of $4.2mm
                  non-recurring in 1Q03                                                        0.08
         Income from property operations                                                      (0.10)
         Interest and Other Income, primarily due to reduced accretion                        (0.12)
         Investment Management Income, impacted by casualty loss, offset by tax benefit       (0.01)
                                                                                             ------
         First quarter 2003 FFO per share                                                     $0.90


      Transaction and Redevelopment Activity

      ACQUISITIONS During the first quarter, Aimco purchased interests in 25 partnerships owning 31 properties for an aggregate of $6.4 million. Aimco also purchased for $5 million a 34 unit conventional property located on East 73rd Street in Manhattan.

      DISPOSITIONS Aimco regularly reviews its portfolio to identify properties that do not meet long-term investment criteria and seeks to sell these properties.

      During the first quarter, Aimco sold 18 properties including 3,909 apartment units for $128 million in gross proceeds, generating net cash proceeds to Aimco of $38 million after


      [AIMCO LOGO]
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      Apartment Investment and Management Company
      First Quarter 2003 - Page 8


      payment of mortgage debt and limited partner interests. Of the properties sold, eleven were conventional, six were affordable and one was commercial. See the chart below for additional information on disposition activity. The FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price. FCF includes a $525 per unit deduction for Capital Replacements and is before debt service.


--------------------------------------------------------------------------------------------------------------------
FIRST QUARTER PROPERTY SALES ACTIVITY

                               Number        Gross                Property    Net Sales    Aimco Net       Average
                                 of         Proceeds      FCF       Debt      Proceeds     Proceeds         Rent
                                Units        ($mm)       Yield     ($mm)        ($mm)        ($mm)        ($/unit)
--------------------------------------------------------------------------------------------------------------------

Conventional                    3,163    $        105    8.8%   $      63     $     39    $      35  $           514

Affordable                        746    $         22    6.5%   $      15     $      6    $       3  $           493

Commercial                         na    $          1      na   $       -     $      1    $       -               na
--------------------------------------------------------------------------------------------------------------------

   Total Dispositions           3,909    $        128    8.4%   $      78     $     46    $      38  $           510
--------------------------------------------------------------------------------------------------------------------

      Aimco currently has 125 conventional properties (approximately 32,000 units with average rents of $510 per unit) and 140 affordable properties (approximately 13,000 units with average rents of approximately $485 per unit) being marketed for sale and anticipates gross sales proceeds of approximately $800 to $900 million through the remainder of 2003. Aimco expects that its share of cash from these dispositions, net of partner interests and after mortgage debt, will be approximately $210 to $250 million.

      REDEVELOPMENT ACTIVITY At quarter-end, Aimco had seven conventional redevelopment properties with 3,327 units and two affordable properties with 467 units undergoing redevelopment. Redevelopment expenditures in the quarter were $24.2 million of which Aimco's share was $19.0 million. Redevelopment expenditures for the seven conventional projects is expected to total $374 million, including unconsolidated interests, of which approximately $43 million remains to be spent. Aimco's share of total redevelopment spending is $289 million, of which approximately $28 million remains to be spent.

      Aimco's largest redevelopment, Flamingo Resort Residences with 1,688 apartments located in Miami Beach, Florida, has 815 completed units and 873 units under redevelopment. Final completion, including all units, commercial areas and the north pool and fitness center, is expected by year-end. Of the 815 completed units 786, or 96%, were occupied in March with rent levels well ahead of projections. Calhoun Beach Club, located in Minneapolis, Minnesota in which Aimco invested $32 million in redevelopment spending, was completed

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      Apartment Investment and Management Company
      First Quarter 2003 - Page 9

      last fall and is expected to reach stabilization in the third quarter with occupancy at 89% at the end of April.

      Balance Sheet and Liquidity

      FINANCING ACTIVITY During the first quarter, Aimco closed seven conventional property mortgage loans generating $49.9 million of total proceeds at a weighted average interest rate of 4.93%. After repayment of existing debt, transaction costs and distributions to limited partners totaling $20.4 million, Aimco's share of net proceeds was $13.3 million.


--------------------------------------------------------------------------------------------------------------
FIRST QUARTER MORTGAGE REFINANCINGS

Mortgage Type (all non-recourse)                                  Loan Amount     Net Proceeds            Rate
--------------------------------------------------------------------------------------------------------------

Conventional Fixed Rate - 18-20 year fully amortizing             $     15.7      $        3.7           5.99%

Conventional Fixed Rate - 10 year, 30 year amortization                 26.6               8.6           4.90%

Conventional Variable Rate                                               7.6               1.0           2.84%
--------------------------------------------------------------------------------------------------------------
Totals                                                            $     49.9      $       13.3           4.93%
--------------------------------------------------------------------------------------------------------------


      At quarter-end, Aimco's consolidated mortgage debt was $5,809 million. In addition, Aimco had $471 million in short-term debt, including $104 million on the Casden term loan and $367 million borrowed on its line of credit.

      Aimco's pro rata share of mortgage debt (including total consolidated debt and its share of unconsolidated debt) was $6,271 million at quarter-end (see Supplemental Schedule V for detail). This total had a weighted average maturity of 14 years and weighted average interest rate of 6.58%. Further, 84% was fixed rate debt and 16% was variable rate debt. Seventy-eight percent of variable rate debt is tax exempt.


---------------------------------------------------------------------------------------------------------------------------------
CAPITAL STRUCTURE AT MARCH 31, 2003
                                  At       Percent        At        Percent        At         Percent         At         Percent
                            June 30, 02   of Total   Sept. 30, 02   of Total   Dec. 31, 02   of Total   Mar. 31, 03      of Total
---------------------------------------------------------------------------------------------------------------------------------

Short-term debt               $     150         1%    $    420         4%      $     406        4%      $       471            4%

(1) Long-term debt                5,198        45%       5,522        49%          5,715       51%            5,667           51%

Preferred equity                  1,131        10%       1,083        10%          1,080       10%            1,079           10%

Common equity
at market                         5,113        44%       4,104        37%          3,967       35%            3,860 (2)       35%
---------------------------------------------------------------------------------------------------------------------------------

   Total Capitalization       $  11,592       100%    $ 11,129       100%      $  11,168      100%      $    11,077          100%
---------------------------------------------------------------------------------------------------------------------------------


(1) Aimco share of debt excluding the minority interest in consolidated debt, see Supplemental Schedule V

(2) 105.813 million shares outstanding at March 31, 2003 times the closing price of $36.48 per share


      [AIMCO LOGO]
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      Apartment Investment and Management Company
      First Quarter 2003 - Page 10

      Subsequent to quarter-end and announced on May 1, Aimco sold $100 million of newly issued Class S Cumulative Redeemable Preferred Stock through a private placement to an institutional investor. The initial dividend rate will be based on three month LIBOR plus 275 basis points. Aimco intends to use the proceeds from the sale to redeem certain preferred securities, which have dividend rates ranging from 8.75% to 10%. Prior to the redemption date of those preferred securities, Aimco will use the proceeds to pay down the credit facility.

      LIQUIDITY As of May 5, 2003 Aimco's line of credit had a balance outstanding of $222 million and availability of $178 million, before letters of credit of $12 million.

      Outlook

      Please see Supplemental Schedule XII in the full-text release for Aimco's updated Outlook for the second quarter and full year 2003.





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      Apartment Investment and Management Company
      First Quarter 2003 - Page 11

      Earnings Conference Call

      Please join Aimco management for First Quarter 2003 earnings conference call to be held tomorrow, Wednesday, May 7, 2003 at 2:00 p.m. eastern time. You may participate in the conference call by dialing 888-228-8198, or 706-634-5947 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company First Quarter 2003 earnings conference call. The live conference call can also be accessed through the Internet via Aimco's website at www.aimco.com/about.asp and clicking on the webcast link.


      Forward-looking Assumptions

      This earnings release and supplemental schedules contain forward-looking statements including statements regarding 2003 results that are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain current occupancy, rent levels, and "same store" results. Actual results may differ materially from those described and could be affected by a variety of factors including economic conditions; changes in interest rates; governmental regulations; competition; financing risks; variations in real estate values; the failure of acquisitions to perform in accordance with expectations; litigation; possible environmental liabilities; and other risks described in our filings with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances.


      About Aimco

      Aimco is a real estate investment trust headquartered in Denver, Colorado owning and operating a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,760 properties, including approximately 313,000 apartment units, and serves approximately one million residents each year. Aimco's properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco has been recently included in the S&P 500.



      [AIMCO LOGO]

AIMCO 1ST QUARTER 2003


Financial Statements and Supplemental Information

[PHOTO OF APARTMENT BUILDING]              [PHOTO OF APARTMENT BUILDING]

Calhoun Beach Club - Minneapolis,          Township at Highlands - Littleton,
Minnesota 230 apartments                   Colorado 161 apartments and
                                           townhomes


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

Apartment Investment and Management Company
First Quarter 2003 - Page 2

GAAP INCOME STATEMENTS
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                  For the Three Months Ended March 31,
                                                                          2003           2002
                                                                       -----------    -----------
RENTAL PROPERTY OPERATIONS:
  Rental and other property revenues                                   $   378,815    $   314,454
  Property operating expenses [a] [b]                                     (168,033)      (116,095)
                                                                       -----------    -----------
    Income from property operations                                        210,782        198,359
                                                                       -----------    -----------
INVESTMENT MANAGEMENT BUSINESS:
  Management fees and other income primarily from affiliates [a]            18,633         22,617
  Management and other expenses [a]                                        (13,051)       (18,231)
  Amortization of intangibles                                                 (837)        (1,124)
                                                                       -----------    -----------
    Income from investment management business                               4,745          3,262
                                                                       -----------    -----------
General and administrative expenses                                         (5,445)        (3,096)
Provision for losses on notes receivable                                      (697)             -

Depreciation of rental property                                            (85,343)       (67,080)
Interest expense                                                           (94,444)       (78,774)
Interest and other income                                                    6,513         18,719
Equity in earnings (losses) of unconsolidated real estate                   (1,682)         3,481
  partnerships [c]
Minority interest in consolidated real estate partnerships                  (1,142)        (3,193)
                                                                       -----------    -----------
INCOME FROM OPERATIONS                                                      33,287         71,678

Gain (loss) on dispositions of real estate                                     317         (3,962)
Distributions to minority partners in excess of income                      (5,471)         1,586
                                                                       -----------    -----------
INCOME BEFORE MINORITY INTEREST IN AIMCO OPERATING PARTNERSHIP
  AND DISCONTINUED OPERATIONS                                               28,133         69,302

Minority interest in Aimco Operating Partnership                            (2,603)        (9,714)
                                                                       -----------    -----------
INCOME FROM CONTINUING OPERATIONS                                           25,530         59,588

Discontinued operations:
  Income (loss) from discontinued operations, net of tax of $1,328 and $768 for the three months ended March 31, 2003 and 2002,
    respectively [d]                                                        (3,707)        10,471
                                                                       -----------    -----------

NET INCOME                                                             $    21,823    $    70,059
                                                                       -----------    -----------

Net income attributable to preferred stockholders                      $    22,141    $    25,479
                                                                       -----------    -----------
Net income (loss) attributable to common stockholders                  $      (318)   $    44,580
                                                                       ===========    ===========
Weighted average number of common shares outstanding                        92,692         74,845
                                                                       ===========    ===========
Weighted average number of common shares and common share
  equivalents outstanding                                                   92,692         76,240
                                                                       ===========    ===========
------------------------------------------------------------------------------------------------------
Earnings per common share - basic:
  Income from continuing operations (net of preferred dividends)       $      0.04    $      0.45
                                                                       ===========    ===========
  Net income (loss) attributable to common stockholders                $      0.00    $      0.59
                                                                       ===========    ===========
Earnings per common share - diluted:
  Income from continuing operations (net of preferred dividends)       $      0.04    $      0.44
                                                                       ===========    ===========
  Net income (loss) attributable to common stockholders                $      0.00    $      0.58
                                                                       ===========    ===========

[a] In accordance with consolidation accounting principles the following fees were eliminated from investment management income and the associated expense was accordingly eliminated from rental property operations (in thousands):

                                                                      Quarter Ended Quarter Ended
                                                                        31-Mar-03      31-Mar-02
                                                                       -----------    -----------
              Management fee income                                    $    21,895    $     9,395
              Reimbursement fee income                                       4,023          5,470
[b] Includes $2.2 million and $1.4 million of third party property management expense for the three months ended March 31, 2003 and 2002, respectively.
[c] In first quarter 2003, represents Aimco's share of losses from 74,444 apartment units in which Aimco holds an equity interest.
[d] Income (loss) from discontinued operations of consolidated properties is broken down as follows (in thousands):
                                                                      Quarter Ended Quarter Ended
                                                                        31-Mar-03     31-Mar-02
                                                                       -----------    -----------
              Income (loss) from operations                            $      (409)   $     3,321
              Gain (loss) on dispositions of real estate, net               (2,195)         7,918
              Distributions to minority partners in excess of income           225              -
              Income tax arising from disposals (primarily deferred)        (1,328)          (768)
                                                                       -----------    -----------
              Income (loss) from discontinued operations                    (3,707)        10,471
                                                                       -----------    -----------

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

Apartment Investment and Management Company
First Quarter 2003 - Page 3

GAAP BALANCE SHEET
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                               AS OF               AS OF
                                                                           MARCH 31, 2003     DECEMBER 31, 2002
                                                                          -----------------   -----------------
                                      ASSETS

Real estate, net of accumulated depreciation                               $    9,020,486       $    8,895,302

Cash and cash equivalents                                                         106,917               99,553

Restricted cash                                                                   212,453              224,884

Accounts receivable                                                                78,389               85,553

Accounts receivable from affiliates                                                56,694               47,060

Deferred financing costs                                                           73,605               73,168

Notes receivable, primarily from unconsolidated real estate partnerships          158,250              169,238

Investment in unconsolidated real estate partnerships                             332,054              367,851

Other assets                                                                      262,085              260,717

Assets held for sale                                                               69,649               93,275
                                                                          -----------------   -----------------
  TOTAL ASSETS                                                             $   10,370,582       $   10,316,601
                                                                          =================   =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Secured tax-exempt bond financing                                          $    1,237,874       $    1,239,572

Secured notes payable                                                           4,571,523            4,566,788

Term loan                                                                         104,387              115,011

Credit facility                                                                   367,000              291,000
                                                                          -----------------   -----------------
  TOTAL INDEBTEDNESS                                                            6,280,784            6,212,371

Accounts payable                                                                   16,031               12,136

Accrued liabilities and other                                                     369,792              297,575

Deferred income                                                                    30,060               15,445

Security deposits                                                                  42,206               41,065

Deferred taxes                                                                     28,451               36,680

Liabilities related to assets held for sale                                        52,999               72,301
                                                                          -----------------   -----------------
  TOTAL LIABILITIES                                                             6,820,323            6,687,573
                                                                          -----------------   -----------------

Minority interest in consolidated real estate partnerships                         78,193               75,535

Mandatorily redeemable convertible preferred securities                            15,169               15,169

Minority interest in Aimco Operating Partnership                                  362,395              374,937

STOCKHOLDERS' EQUITY
  Class A Common Stock                                                                938                  938
  Additional paid-in capital                                                    3,053,033            3,050,057
  Perpetual preferred stock                                                       552,520              552,520
  Convertible preferred stock                                                     392,492              392,492
  Distributions in excess of earnings                                            (852,846)            (776,577)
  Unvested restricted stock                                                        (6,125)              (7,079)
  Notes due on common stock purchases                                             (45,510)             (48,964)
                                                                          -----------------   -----------------
                                                                                3,094,502            3,163,387
                                                                          -----------------   -----------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $   10,370,582       $   10,316,601
                                                                          =================   =================

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Apartment Investment and Management Company
First Quarter 2003 - Page 4

GAAP STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                                         THREE MONTHS ENDED   THREE MONTHS ENDED
                                                                           MARCH 31, 2003       MARCH 31, 2002
                                                                           --------------       --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                                                  $     21,823         $     70,059

Total adjustments to reconcile net income                                         94,829               49,785
                                                                           --------------       --------------
  Net cash provided by operating activities                                      116,652              119,844
                                                                           --------------       --------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Initial capital expenditures                                                      (6,609)              (2,294)

Capital Replacements                                                             (26,879)             (20,412)

Capital Enhancements                                                                (663)              (2,028)

Redevelopment                                                                    (24,199)             (45,395)

Proceeds from sales of property                                                   79,766               30,304

Purchase of general and limited partnership interests and other assets           (12,773)             (25,639)

Purchase of notes receivable                                                      (9,645)             (24,432)

Proceeds from repayment of notes receivable                                        9,452               14,106

Cash paid in connection with merger/acquisitions and related costs                (3,406)            (210,819)

Distributions received from investments in
  unconsolidated real estate partnerships                                         20,859                2,729

Other investing activities                                                          (558)              (6,910)
                                                                           --------------       --------------
  Net cash provided by (used in) investing activities                             25,345             (290,790)
                                                                           --------------       --------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from secured notes payable borrowings                                    24,120               29,944

Principal repayments on secured notes payable                                    (96,852)             (51,736)

Net borrowings on term loan and revolving credit facilities                       65,376              296,501

Proceeds from issuance of common and preferred stock,
  exercise of options/warrants                                                       332               28,713

Payment of common stock dividends                                                (76,001)             (60,764)

Payment of preferred stock dividends                                             (22,092)             (25,384)

Payment of distributions to minority interest                                    (29,376)             (16,493)

Other financing activities                                                          (140)              (2,503)
                                                                           --------------       --------------
  Net cash (used in) provided by financing activities                           (134,633)             198,278
                                                                           --------------       --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                          7,364               27,332
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  99,553               80,000
                                                                           --------------       --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $    106,917         $    107,332
                                                                           ==============       ==============

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

Apartment Investment and Management Company
First Quarter 2003 - Page 5

GLOSSARY

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASUREMENTS Financial and operational measurements found in the Earnings Release and Supplemental Information include certain non-GAAP financial measurements standardly used by Aimco management. Measurements include FFO, which is an industry-accepted measurement as based on the definition of the National Association of Real Estate Investment Trusts (NAREIT). These terms are defined below and, where appropriate, reconciled to the most comparable Generally Accepted Accounting Principles (GAAP) measurements on the accompanying Supplemental Schedules.

FUNDS FROM OPERATIONS (FFO): is a commonly used term defined by NAREIT as net income (loss), computed in accordance with GAAP, excluding gains and losses from extraordinary items, dispositions of depreciable real estate property, disposals of discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated real estate partnerships, joint ventures and discontinued operations. Aimco calculates FFO based on the NAREIT definition, as further adjusted for the minority interest in the Aimco's operating partnership (Aimco Properties, L.P.), plus amortization of intangibles, plus distributions to minority partners in excess of income and less dividends on preferred stock. Aimco calculates FFO (diluted) by adding back the interest expense and preferred dividends relating to convertible securities the conversion of which is dilutive to FFO. This supplemental measure captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO is comparable with that of other real estate investment trusts.

Please see Schedules I and II for FFO data reconciled to Net Income as determined in accordance with GAAP.

ADJUSTED FUNDS FROM OPERATIONS (AFFO): is FFO less both Capital Replacement expenditures and Capital Enhancement expenditures. Similar to FFO, AFFO captures real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property, and AFFO also reflects that Capital Replacements are necessary to maintain the associated real estate assets.

Please see Schedules I and II for AFFO data reconciled to Net Income as determined in accordance with GAAP.

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

Apartment Investment and Management Company
First Quarter 2003 - Page 6


FREE CASH FLOW (FCF): Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows as related to Aimco's unconsolidated real estate holdings. FCF, as defined by Aimco includes net operating income from real estate minus Capital Replacement and Capital Enhancement spending. FCF also includes cash flows generated from the Investment Management Business, General and Administrative expenses and other expenses incurred by the company. FCF measures profitability of operations and is prior to the cost of capital.

Please see Schedule II for FCF data reconciled to Net Income as determined in accordance with GAAP.

UNCONSOLIDATED BALANCE SHEET ITEMS: such as Aimco's share of unconsolidated cash, unconsolidated restricted cash, unconsolidated accounts receivable and unconsolidated debt are components of Balance Sheet line items on the GAAP Financial Statements that are useful in understanding Aimco's proportionate share of assets and liabilities, prior to consolidation in GAAP financial statements.

SAME STORE SALES: represents an operating measure that is used commonly to describe properties that have been in the portfolio for a period of time and therefore serve as a good basis upon which to review comparative performance data. Aimco's definition of Same Store communities are conventional communities that are owned and have reached a stabilized level of occupancy during both the current and comparable prior year period. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties.

Please see Schedules VIII through XI for Same Store data reconciled to Net Operating Income as determined in accordance with GAAP.

CAPITAL REPLACEMENT AND CAPITAL ENHANCEMENTS (CR & CE): are operating measures and components of total capital expenditures. CR spending can be equated with maintenance capital in other industries and is spending invested to maintain Aimco's assets. CE spending is spending to improve Aimco's assets.

CR and CE spending are components of capital expenditures denoted as line items in the GAAP Statement of Cash Flows.

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

Apartment Investment and Management Company
First Quarter 2003 - Page 7

SUPPLEMENTAL SCHEDULE I
--------------------------------------------------------------------------------

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                 FOR THE THREE MONTHS
                                                                                    ENDED MARCH 31,
                                                                             ----------------------------
                                                                                 2003             2002
                                                                             -----------      -----------
OPERATING ACTIVITIES:

Net Income                                                                   $    21,823      $    70,059
Minority interest in Aimco Operating Partnership                                   2,603            9,714
Real estate depreciation, net of minority interest                                77,302           59,186
Real estate depreciation related to unconsolidated entities                        6,503            7,966
(Gain) loss on dispositions of real estate                                         (317)            3,962
Distributions to minority partners in excess of income                             5,471           (1,586)
Amortization of intangibles                                                          837            1,124
Discontinued operations:
  (Gain) loss on dispositions of real estate, net of minority interest             2,195           (7,918)
  Real estate depreciation, net of minority interest                               1,398            3,539
  Distributions to minority partners in excess of income                            (225)               -
  Income tax arising from disposals                                                1,328              768
Preferred stock dividends and distributions                                      (17,647)         (11,836)
Interest expense on mandatorily redeemable convertible
  preferred securities                                                               247              260
                                                                             -----------      -----------
FUNDS FROM OPERATIONS                                                        $   101,518      $   135,238

Capital Replacements                                                             (26,082)         (18,167)
Capital Enhancements [a]                                                            (663)               -
Non-dilutive preferred stock dividends and distributions                          (6,315)               -
                                                                             -----------      -----------
ADJUSTED FUNDS FROM OPERATIONS                                               $    68,458      $   117,071
                                                                             ===========      ===========

FUNDS FROM OPERATIONS:
Weighted average common shares, common share equivalents and Operating
  Partnership units outstanding:
  Common shares and equivalents                                                  100,265           92,398
  Operating Partnership units and equivalents                                     12,023           12,011
                                                                             -----------      -----------
                                                                                 112,288          104,409
                                                                             ===========      ===========

ADJUSTED FUNDS FROM OPERATIONS:
Weighted average common shares, common share equivalents and Operating
  Partnership units outstanding:
    Common shares and equivalents                                                 94,179           92,398
    Operating Partnership units and equivalents                                   12,023           12,011
                                                                             -----------      -----------
                                                                                 106,202          104,409
                                                                             ===========      ===========
PER COMMON SHARE:
Funds From Operations                                                        $      0.90      $      1.30
Adjusted Funds From Operations                                               $      0.64      $      1.12
Dividends Declared                                                           $      0.82      $      0.82

--------------------------------------------------------------------------------

[a] In second quarter of 2002, Aimco determined to deduct Capital Enhancements, as well as Capital Replacements, to calculate Free Cash Flow and Adjusted Funds From Operations on a prospective basis.

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

Apartment Investment and Management Company
First Quarter 2003 - Page 8

SUPPLEMENTAL SCHEDULE II
--------------------------------------------------------------------------------

FREE CASH FLOW FROM BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(IN THOUSANDS, EXCEPT UNIT DATA)
(UNAUDITED)

                                                                               CONSOLIDATED  UNCONSOLIDATED     TOTAL        %
                                                                               ------------  --------------  ----------  --------
REAL ESTATE

  Conventional Apartments
    Average monthly rent greater than $1,200 per unit (10,273 equivalent units)  $  23,073     $    970      $  24,043     13.2%
    Average monthly rent $1,000 to $1,200 per unit (9,771 equivalent units)         18,772          314         19,086     10.4%
    Average monthly rent $900 to $1,000 per unit (14,436 equivalent units)          21,465          546         22,011     12.0%
    Average monthly rent $800 to $900 per unit (8,687 equivalent units)             12,966          317         13,283      7.3%
    Average monthly rent $700 to $800 per unit (18,155 equivalent units)            18,677          683         19,360     10.6%
    Average monthly rent $600 to $700 per unit (33,587 equivalent units)            35,193          979         36,172     19.8%
    Average monthly rent $500 to $600 per unit (41,270 equivalent units)            30,850        1,121         31,971     17.5%
    Average monthly rent less than $500 per unit (22,684 equivalent units)          10,297          337         10,634      5.8%
                                                                                -----------  --------------  ----------  --------

      Subtotal conventional real estate contribution to Free Cash Flow             171,293        5,267        176,560     96.6%

  Affordable Apartments (25,454 equivalent units)                                   11,883        4,113         15,996      8.8%
  College housing (2,825 equivalent units)                                           2,724           95          2,819      1.5%
  Other real estate                                                                    648            -            648      0.4%
  Minority interest                                                                (19,184)           -        (19,184)   -10.6%
                                                                                -----------  --------------  ----------  --------

    TOTAL REAL ESTATE CONTRIBUTION TO FREE CASH FLOW                               167,364        9,475        176,839     96.7%

INVESTMENT MANAGEMENT BUSINESS

  Management contracts (property and asset management)
    Controlled properties                                                            3,366            -          3,366      1.8%
    Third party with terms in excess of one year                                       231            -            231      0.1%
    Third party cancelable in 30 days                                                   85            -             85      0.0%
  Insurance operations                                                              (2,471)           -         (2,471)    -1.1%
                                                                                -----------  --------------  ----------  --------

      Investment management business contribution to Free Cash Flow                  1,211            -          1,211      0.7%
        before activity based fees

  Activity based fees                                                                4,371            -          4,371      2.4%
                                                                                -----------  --------------  ----------  --------

    TOTAL INVESTMENT MANAGEMENT BUSINESS CONTRIBUTION TO FREE CASH FLOW              5,582            -          5,582      3.1%

INTEREST AND OTHER INCOME
  General partner loan interest                                                      4,756            -          4,756      2.6%
  Transactional income                                                               1,053            -          1,053      0.6%
  Money market and interest bearing accounts                                           704            -            704      0.4%
                                                                                -----------  --------------  ----------  --------

    TOTAL INTEREST AND OTHER INCOME CONTRIBUTION TO FREE CASH FLOW                   6,513            -          6,513      3.6%

General and administrative expenses                                                 (5,445)           -         (5,445)    -3.0%
Provision for losses on notes receivable                                              (697)           -           (697)    -0.4%
                                                                                -----------  --------------  ----------  --------

FREE CASH FLOW                                                                  $  173,317     $  9,475      $  182,792   100.0%
                                                                                -----------  --------------  ----------  --------

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

Apartment Investment and Management Company
First Quarter 2003 - Page 9

SUPPLEMENTAL SCHEDULE II (CONTINUED)
--------------------------------------------------------------------------------

FREE CASH FLOW FROM BUSINESS SEGMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(IN THOUSANDS, EXCEPT PER SHARE/UNIT DATA)
(UNAUDITED)

                                                                                            BASIC                         DILUTED
                                                                               ---------------------------------------   ----------
                                                                               CONSOLIDATED  UNCONSOLIDATED    TOTAL       TOTAL
                                                                               ------------   ------------   ---------   ----------
FREE CASH FLOW                                                                  $  173,317      $   9,475    $ 182,792   $ 182,792

Cost of Senior Capital
  Interest expense:
      Secured debt:
        Long-term, fixed rate                                                      (83,221)        (6,898)     (90,119)    (90,119)
        Long-term, variable rate (principally tax-exempt)                           (4,892)          (449)      (5,341)     (5,341)
        Short-term                                                                  (5,761)           (58)      (5,819)     (5,819)
      Lines of credit and other unsecured debt                                      (5,293)             -       (5,293)     (5,293)
      Interest expense on mandatorily redeemable convertible
        preferred securities                                                          (247)             -         (247)          -
      Interest capitalized                                                           4,970            240        5,210       5,210
                                                                               ------------   ------------   ----------  ----------
        Total interest expense before minority interest                            (94,444)        (7,165)    (101,609)   (101,362)
      Minority interest share of interest expense                                   10,001              -       10,001      10,001
                                                                               ------------   ------------   ----------  ----------
        Total interest expense after minority interest                             (84,443)        (7,165)     (91,608)    (91,361)

  Distributions on preferred OP units                                               (2,621)             -       (2,621)          -
  Dividends on preferred stock                                                     (22,141)             -      (22,141)    (17,647)
                                                                               ------------   ------------   ----------  ----------
    Total distributions/dividends on preferred OP units and stock                  (24,762)             -      (24,762)    (17,647)

  Capital Replacements/Enhancements                                                 24,234          2,511       26,745      26,745
  Amortization of intangibles                                                         (837)             -         (837)       (837)
  Gain on dispositions of real estate                                                  317              -          317         317
  Loss from discontinued operations                                                 (3,707)             -       (3,707)     (3,707)
  Depreciation, net of minority interest                                           (77,302)        (6,503)     (83,805)    (83,805)
  Distributions to minority partners in excess of income                            (5,471)                     (5,471)     (5,471)
  Interest expense on mandatorily redeemable convertible
    preferred securities                                                                 -              -            -        (247)
  Preferred equity dividends                                                             -              -            -      (7,115)
                                                                               ------------   ------------   ----------  ----------
      NET INCOME (LOSS) ATTRIBUTABLE TO COMMON OP UNITHOLDERS AND STOCKHOLDERS       1,346         (1,682)        (336)       (336)

  Gain on dispositions of real estate                                                 (317)             -         (317)       (317)
  Discontinued operations:
    Loss on dispositions of real estate, net of minority interest                    2,195              -        2,195       2,195
    Real estate depreciation, net of minority interest                               1,398              -        1,398       1,398
    Distributions to minority partners in excess of income                            (225)             -         (225)       (225)
    Income tax arising from disposals                                                1,328              -        1,328       1,328
  Depreciation, net of minority interest                                            77,302          6,503       83,805      83,805
  Distributions to minority partners in excess of income                             5,471              -        5,471       5,471
  Amortization of intangibles                                                          837              -          837         837
  Interest expense on mandatorily redeemable convertible preferred securities            -              -            -         247
  Preferred equity dividends                                                             -              -            -       7,115
                                                                               ------------   ------------   ----------  ----------
      FUNDS FROM OPERATIONS                                                         89,335          4,821       94,156     101,518

  Capital Replacements                                                             (23,584)        (2,498)     (26,082)    (26,082)
  Capital Enhancements                                                                (650)           (13)        (663)       (663)
  Non-dilutive preferred stock dividends and distributions                               -              -            -      (6,315)
                                                                               ------------   ------------   ----------  ----------
      ADJUSTED FUNDS FROM OPERATIONS                                            $   65,101      $   2,310    $  67,411   $  68,458
                                                                               ============   ============   ==========  ==========





                                                                              EARNINGS (LOSS) SHARES/UNITS PER SHARE/UNITS
                                                                               ------------   ------------   ----------

  Net Income (Loss)
    Basic                                                                             (336)       104,715    $    0.00
    Diluted                                                                           (336)       104,715    $    0.00
  FFO
    Basic                                                                           94,156        104,715
    Diluted                                                                        101,518        112,288
  AFFO
    Basic                                                                           67,411        104,715
    Diluted                                                                         68,458        106,202

--------------------------------------------------------------------------------

        RECONCILIATION OF FCF, FFO AND AFFO TO NET INCOME:


                                                                               FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                                     FCF           FFO          AFFO
                                                                               ------------   ------------   ---------

        Amount per Free Cash Flow Schedule                                      $  182,792      $  94,156    $ 67,411
        Total interest expense after minority interest                             (91,608)             -           -
        Distributions on preferred OP units                                              -          2,621       2,621
        Dividends on preferred stock                                                     -         22,141      22,141
        Depreciation, net of minority interest                                     (83,805)       (83,805)    (83,805)
        Loss on dispositions of real estate                                            317            317         317
        Discontinued operations:
          Loss from operations                                                      (3,707)             -           -
          Real estate depreciation, net of minority interest                             -         (1,398)     (1,398)
          Loss on dispositions of real estate, net of minority interest                  -         (2,195)     (2,195)
          Distributions to minority partners in excess of income                         -            225         225
          Income tax arising from disposals                                              -         (1,328)     (1,328)
        Distributions to minority partners in excess of income                      (5,471)        (5,471)     (5,471)
        Capital Replacements                                                        26,082              -      26,082
        Capital Enhancements                                                           663              -         663
        Amortization of intangibles                                                   (837)          (837)       (837)
        Minority interest in Aimco Operating Partnership                            (2,603)        (2,603)     (2,603)
                                                                               ------------   ------------   ---------
        Net income                                                              $   21,823      $  21,823    $ 21,823
                                                                               ============   ============   =========

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

Apartment Investment and Management Company
First Quarter 2003 - Page 10

SUPPLEMENTAL SCHEDULE III
--------------------------------------------------------------------------------

FREE CASH FLOW FROM BUSINESS SEGMENTS AND RECONCILIATION TO INCOME FROM PROPERTY OPERATIONS
(IN THOUSANDS)
(UNAUDITED)

                                                                     SEE SUPPLEMENTAL SCHEDULE II
                                                                     ----------------------------
                                                            EQUIV                     CR AND CE      FCF BEFORE
                                                            UNITS      TOTAL FCF    EXPENDITURES     CR AND CE
REAL ESTATE

  CONVENTIONAL : WITH AVERAGE MONTHLY RENT
    Greater than $1,200 per unit                            10,273     $  24,043     $    1,038      $  25,081
    $1,000 to $1,200 per unit                                9,771        19,086          1,033         20,119
    $900 to $1000 per unit                                  14,436        22,011          2,839         24,850
    $800 to $900 per unit                                    8,687        13,283          1,536         14,819
    $700 to $800 per unit                                   18,155        19,360          2,756         22,116
    $600 to $700 per unit                                   33,587        36,172          5,738         41,910
    $500 to $600 per unit                                   41,270        31,971          5,963         37,934
    Less than $500 per unit                                 22,684        10,634          2,102         12,736
                                                                       ----------    -----------     ----------

      SUBTOTAL CONVENTIONAL REAL ESTATE
      CONTRIBUTION TO FREE CASH FLOW                                     176,560         23,005        199,565

Affordable                                                  25,454        15,996          3,238         19,234
College housing                                              2,825         2,819            332          3,151
Other real estate                                                            648            170            818
Minority interest                                                        (19,184)                      (19,184)
                                                                       ----------    -----------     ----------

    TOTAL REAL ESTATE CONTRIBUTION TO FREE CASH FLOW       187,142     $ 176,839     $   26,745      $ 203,584
                                                                       ==========    ===========     ==========

      Add Minority interest                                                                             19,184
      Less unconsolidated contribution to free cash flow                                                (9,475)
      Less unconsolidated CR/CE spending                                                                (2,511)
                                                                                                     ----------
        INCOME FROM PROPERTY OPERATIONS                                                              $ 210,782
                                                                                                     ==========

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 11

Supplemental Schedule IV
------------------------------------------------------------------------------------------------------------------------------------

PROPORTIONATE INCOME STATEMENT PRESENTATION (INCLUDING PROPORTIONATE
CONSOLIDATED INCOME STATEMENT)
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                                   RECONCILIATION TO
                                                      PROPORTIONATE  PROPORTIONATE     FREE CASH FLOW FROM BUSINESS SEGMENTS [d]
                                            AIMCO        SHARE OF    CONSOLIDATED  -------------------------------------------------
                                         GAAP INCOME  UNCONSOLIDATED    INCOME     AMORTIZATION                CAPITAL       FREE
                                          STATEMENT    PARTNERSHIPS    STATEMENT       OF         MINORITY  REPLACEMENTS/    CASH
                                             [a]           [b]           [c]       INTANGIBLES    INTEREST  ENHANCEMENTS     FLOW
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------
RENTAL PROPERTY OPERATIONS:
  Rental and other property revenues     $  378,815     $  29,121      $ 407,936     $    -      $      -     $      -    $ 407,936
  Property operating expenses              (168,033)      (17,135)      (185,168)         -             -      (26,745)    (211,913)
  Minority interest                               -             -              -          -       (19,184)           -      (19,184)
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------
    Income from property operations         210,782        11,986        222,768          -        19,184)     (26,745)     176,839

INVESTMENT MANAGEMENT BUSINESS:
  Management fees and other income
    primarily from affiliates                18,633             -         18,633          -             -            -       18,633
  Management and other expenses             (13,051)            -        (13,051)         -             -            -      (13,051)
  Amortization of intangibles                  (837)            -           (837)       837             -            -            -
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------
    Income from investment management
      business                                4,745             -          4,745        837             -            -        5,582

General and administrative expenses          (5,445)            -         (5,445)         -             -            -       (5,445)
Provision for losses on notes receivable       (697)            -           (697)         -             -            -         (697)

Depreciation of rental property             (85,343)       (6,503)       (91,846)         -         8,041       26,745      (57,060)
Interest expense                            (94,444)       (7,165)      (101,609)         -        10,001            -      (91,608)
Interest and other income                     6,513             -          6,513          -             -            -        6,513
Equity in earnings (losses) of
  unconsolidated real estate partnerships    (1,682)        1,682              -          -             -            -            -
Minority interest in consolidated real
  estate partnerships                        (1,142)            -         (1,142)         -         1,142            -            -
Amortization of intangibles                       -             -              -       (837)            -            -         (837)
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------

INCOME FROM OPERATIONS                       33,287            (0)        33,287          -             0            -       33,287

Gain on dispositions of real estate             317             -            317          -             -            -          317
Distributions to minority partners in
  excess of income                           (5,471)            -         (5,471)         -             -            -       (5,471)
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------
INCOME BEFORE MINORITY INTEREST IN AIMCO
  OPERATING PARTNERSHIP
    AND DISCONTINUED OPERATIONS              28,133             -         28,133          -             -           -        28,132

Minority interest in Aimco Operating
Partnership, preferred                       (2,621)            -         (2,621)         -             -           -             -
Minority interest in Aimco Operating
  Partnership, common                            18             -             18          -             -           -             -
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------
INCOME FROM CONTINUING OPERATIONS            25,530             -         25,530          -             -           -        28,132

Discontinued operations:
Net loss from discontinued operations
  (including net loss on disposals of
  $2,195 and tax of $1,328)                  (3,707)            -         (3,707)         -             -           -        (3,707)
                                         -----------   -----------     ----------  ------------  ---------  ------------  ----------

NET INCOME                                   21,823             -         21,823          -             -           -        24,426

Net income attributable to preferred
  stockholders                           $   22,141                    $  22,141                                          $  24,762
                                         -----------                   ----------                                         ----------
Net loss attributable to common
  stockholders                                 (318)                   $    (318)                                         $    (336)
                                         -----------                   ----------                                         ----------

------------------------------------------------------------------------------------------------------------------------- ----------

Basic earnings per common share          $     0.00                    $    0.00                                          $    0.00
                                         -----------                   ----------                                         ----------
Diluted earnings per common share        $     0.00                    $    0.00                                          $    0.00
                                         -----------                   ----------                                         ----------

Weighted average number of common
  shares outstanding                         92,692
Weighted average number of common
  shares and common share equivalents
  outstanding                                92,692

Dividends paid per common share          $     0.82

[a] Aimco's consolidated statement of income on a GAAP basis
[b] Aimco's proportionate share of unconsolidated real estate partnerships [c] Total of Aimco's proportionate share of unconsolidated real estate partnerships and consolidated operations
[d] Reconciliation of the proportionate consolidated income statement to the Free Cash Flow from Business Segments (Supplemental Schedule II)

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 12

SUPPLEMENTAL SCHEDULE V
--------------------------------------------------------------------------------
SELECTED STATISTICAL AND BALANCE SHEET INFORMATION
AS OF MARCH 31, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)

I.       PROPERTY DEBT:

         A. PROPERTY DEBT DETAIL

                                                                                 Weighted
                                                                  Amount           Rate
                                                               ------------     ----------
            Consolidated
              Fixed                                            $ 4,854,866          7.12%
              Variable (primarily tax-exempt)                    1,007,530          3.68%
                                                               ------------
              Sub-Total Consolidated                             5,862,396 (1)      6.52%

            Unconsolidated (Aimco's share)
              Fixed                                                386,763          7.57%
              Variable (primarily tax-exempt)                       21,879          3.21%
                                                               ------------
              Sub-Total Unconsolidated                             408,642 (2)      7.32%
                                                               ------------
            Total Mortgage Debt (Consolidated and
            Pro Rata Share Unconsolidated)                     $ 6,271,038          6.58%
                                                               ------------     =========
              Minority Interest                                   (603,694)(3)
                                                               -----------
            Aimco's Share of Mortgage Debt                     $ 5,667,344
                                                               ===========
II.      ASSET AND LIABILITY DETAIL

         A. ASSETS
            Unconsolidated cash                                $    15,820 (2)
            Unconsolidated restricted cash                          41,788 (2)
            Unconsolidated accounts receivable                       8,151 (2)
            Unconsolidated other assets                              9,861 (2)
            Minority interest share of cash and restricted cash     57,529 (3)
            Minority interest share of notes receivable             57,483 (3)
            Goodwill                                               102,120 (4)
            Land held for future                                    10,000 (5)
              development
            Construction in progress                               168,480 (5)

         B. CURRENT LIABILITIES
            Unconsolidated current liabilities                     (76,433)(2)

III.        ACQUISITIONS FOR THE QUARTER ENDED MARCH 31, 2003:
            Acquisitions                                       $     5,000
            Limited Partner Equity                             $     6,400
              Interests

IV.      COMMON SHARES OUTSTANDING AS OF MARCH 31,
           2003:
            Class A Common Stock                                    93,815
            Common OP and other units                               11,998
                                                               ------------
                                                                   105,813
                                                               ============

V.       PREFERRED SECURITIES:
                                                                                            Shares       Common Share
                                                                    Coupon        Amount   Outstanding   Equivalents
                                                               -------------  -----------  -----------   ------------
            PERPETUAL:
            Class C                                                   9.00%   $    60,000   2,400,000             -
            Class D                                                   8.75%       105,000   4,200,000             -
            Class G                                                  9.375%       101,250   4,050,000             -
            Class H                                                   9.50%        50,000   2,000,000             -
            Class Q                                                  10.10%        63,250   2,530,000             -
            Class R                                                  10.00%       173,500   6,940,000             -
                                                                              -----------  -----------   ------------
              Total perpetual                                                 $   553,000  22,120,000             -
                                                                              ===========  ===========   ============
            CONVERTIBLE:
            Class L                                                  10.00%   $    62,500   2,500,000     1,344,664
            Class M                                                   9.25%        30,000   1,200,000       681,818
            Class N                                                   9.00%       100,000   4,000,000     1,904,762
            Class O                                                   9.00%       100,000   1,904,762     1,904,762
            Class P                                                   9.00%        99,992   3,999,662     1,785,563
                                                                              -----------  -----------   ------------
                                                                                  392,492  13,604,424     7,621,569

            Preferred OP units                                        8.82%       118,594   4,432,551     3,246,206
            Convertible debt securities                               6.50%        15,169     303,385       305,782
                                                                              -----------  -----------   ------------
              Total convertible                                               $   526,255  18,340,360    11,173,557
                                                                              -----------  -----------   ------------
            Total preferred securities                                        $ 1,079,255  40,460,360    11,173,557
                                                                              ===========  ===========   ============
VI.      Other Data:
                                                                     1Q03           1Q02
                                                                    ------         ------
            Conventional same store:
              Weighted average physical                               90.3%          92.6%
                occupancy
              Average monthly rent per                                $682           $701
                occupied unit

            Conventional total portfolio:
              Weighted average physical occupancy                     89.6%          91.3%
              Average monthly rent per occupied unit                  $720           $731

---------------------------------------------------------------------------------------------------------------------

         Notes:
         (1)  Includes $52,999 of liabilities related to assets held for sale
         (2) These amounts are included in Investment in unconsolidated real estate partnerships on the GAAP Balance Sheet
         (3) These amounts are included in Minority interest in consolidated real estate partnerships on the GAAP Balance Sheet
         (4)  This amount is included in Other assets on the GAAP Balance Sheet
         (5) These amounts are included in Real estate, net of accumulated depreciation on the GAAP Balance Sheet

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 13

SUPPLEMENTAL SCHEDULE VI
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES
AS OF MARCH 31, 2003
(IN THOUSANDS)
(UNAUDITED)


For the three months ended March 31, 2003, Aimco spent a total of $26.1 million and $0.7 million, respectively, for Capital Replacements (expenditures required to maintain the related asset) and on Capital Enhancements (expenditures that add a new feature or revenue source at a property).

The table below details Aimco's actual spending based on a per unit and total dollar basis (based on approximately 179,000 units) for the three months ended March 31, 2003:

---------------------------------------------------------------------------------   ------------------------------------------------
                           Estimated     Capital        Capital                        Capital         Capital
                             Useful    Replacement    Enhancements    Total CR/CE    Replacement      Enhancements     Total CR/CE
                              Life     Actual Cost     Actual Cost    Actual Cost    Actual Cost      Actual Cost      Actual Cost
                            in Years    Per Unit        Per Unit      Per Unit      (in thousands)   (in thousands)   (in thousands)
---------------------------------------------------------------------------------   ------------------------------------------------

Carpets                            5   $        30    $          -    $        30   $        5,400   $            9   $        5,409
Flooring                           5             7               -              7            1,197                -            1,197
Appliances                         5             9               -              9            1,523               22            1,545
Blinds/shades                      5             1               -              1              219                1              220
Furnace/air                        5             7               -              7            1,308                2            1,310
Hot Water Heaters                  5             3               -              3              480                -              480
Kitchen/bath                       5             2               -              2              329                1              330
Exterior painting                  5             6               -              6            1,105                7            1,112
Landscaping                        5             5               -              5              857               15              872
Pool/exercise facilities           5             3               -              3              555               24              579
Computers, miscellaneous           5             9               -              9            1,608               31            1,639
Roofs                             15             4               -              4              777                -              777
Parking lot                       15             3               -              3              495                2              497
Building (electrical,
  elevator, plumbing)             15            21               2             23            3,738              273            4,011
Submetering                       15             -               1              1                -              188              188
Capitalized payroll and
  other indirect costs             5            36               1             37            6,491               88            6,579
                           ------------------------------------------------------   ------------------------------------------------
TOTAL AIMCO'S SHARE                    $       146    $          4    $       150   $       26,082   $          663   $       26,745
                           ------------------------------------------------------   ------------------------------------------------

Plus minority partners'
  share of consolidated
  spending                                                                                   3,295              13            3,308

Less Aimco's share of
  unconsolidated  spending                                                                  (2,498)            (13)          (2,511)
                                                                                    ------------------------------------------------
Total spending per
  Consolidated  Statement
  of Cash Flows                                                                     $       26,879   $         663   $       27,542
                                                                                    ------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

For the three months ended March 31, 2003, Aimco spent a total of $6.6 million and $19.0 million, respectively, for Initial Capital Expenditures or "ICE" (expenditures at a property that have been identified at the time the property is acquired, as expenditures to be incurred within one year, or a specified period of time, of the acquisition) and redevelopment (expenditures that substantially upgrade the related property).

      [AIMCO LOGO]

Aimco's share of those expenditures are as follows (in millions):

                                                                  Three Months Ended
                                                                    March 31, 2003
                                                           ----------------------------------
                                                              ICE    Redevelopment   Totals
                                                           ----------------------------------

Conventional Assets                                        $    2.5  $        17.5  $   20.0
Affordable Assets                                               4.1            1.5       5.6
                                                           ----------------------------------
Total Aimco's share                                        $    6.6  $        19.0  $   25.6
                                                           ----------------------------------

Plus minority partners' share of consolidated spending            -            6.1       6.1
Less Aimco's share of unconsolidated spending                     -           (0.9)     (0.9)
                                                           ----------------------------------
Total spending per Consolidated Statement of Cash Flows    $    6.6  $        24.2  $   30.8
                                                           ----------------------------------


The expenditures were funded by net cash provided by operating activities, working capital reserves and borrowings under the Company's credit facility.

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 14

SUPPLEMENTAL SCHEDULE VII
--------------------------------------------------------------------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

SUMMARY OF 2003 REDEVELOPMENT ACTIVITY
AS OF MARCH 31, 2003
(IN MILLIONS, EXCEPT UNIT DATA)
(VALUES ARE NOT ADJUSTED FOR AIMCO'S OWNERSHIP)
(UNAUDITED)

                                                         -----------------------  ---------------------------------------------
                                                             COST IN MILLIONS                  REDEVELOPMENT TIMING
                                                         -----------------------  ---------------------------------------------

                                                            Total
                                    Ownership   Number   Redevelopment  Spent to
                                        %      of Units    Spending       Date    Acquisition   Start   Complete  Stabilization

FLAMINGO
 RESORT
 RESIDENCES       MIAMI BEACH, FL       77%     1,688      $ 254.4      $ 230.1     Q3 1997    Q3 1997  Q4 2003      Q2 2004

REFLECTIONS      INDIANAPOLIS, IN     51.6%       582      $  19.3      $  12.5     Q4 1998    Q2 2001  Q3 2003      Q3 2003

MEADOW CREEK        BOULDER, CO        100%       332      $  15.7      $  15.7     Q2 1985    Q3 1999  Q3 2002      Q3 2003

GLENBRIDGE
 MANORS           CINCINNATI, OH      50.8%       290      $  28.8      $  21.0     Q4 1998    Q3 2001  Q4 2003      Q4 2003

THE ASHFORD        ATLANTA, GA         100%       221      $  19.1      $  18.5     Q4 1995    Q2 2001  Q2 2003      Q4 2003

CALHOUN BEACH
 CLUB            MINNEAPOLIS, MN       100%        57(2)   $  32.0      $  31.7     Q4 1998    Q4 2001  Q4 2002      Q3 2003

PLAINVIEW         LOUISVILLE,KY       42.2%       157      $   5.0      $   1.8     Q4 1991    Q1 2003  Q3 2003      Q3 2003
                                               ---------------------------------
                      TOTAL                     3,327      $ 374.3      $ 331.3
                                               =================================

                                              ----------------------------------
                                                        Number of Units
                                              ----------------------------------

                                                                         Out of
                                              Completed    Leased (1)    Service

FLAMINGO
 RESORT
 RESIDENCES       MIAMI BEACH, FL                 815          855          873

REFLECTIONS      INDIANAPOLIS, IN                 399          371          183

MEADOW CREEK        BOULDER, CO                   332          208            0

GLENBRIDGE
 MANORS           CINCINNATI, OH                  106          163          184

THE ASHFORD        ATLANTA, GA                    198           90           23

CALHOUN BEACH
 CLUB            MINNEAPOLIS, MN                   57           47            0

PLAINVIEW         LOUISVILLE,KY                    40           64          117
                                               ---------------------------------
                      TOTAL                     1,947        1,798        1,380
                                               =================================

NOTES
(1) - INCLUDES PRE-LEASED UNITS
(2) - 230 TOTAL UNITS, 57 RENOVATED

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 15

Supplemental Schedule VIII
--------------------------------------------------------------------------------

INCOME STATEMENT INFORMATION
Q1 2003 COMPARED TO Q1 2002
(IN THOUSANDS)
(UNAUDITED)

                                                                                                                    %
                                            THREE MONTHS ENDED   THREE MONTHS ENDED        CHANGE                CHANGE
                                              MARCH 31, 2003       MARCH 31, 2002     Q1 2003 VS Q1 2002   Q1 2003 VS Q1 2002
                                              --------------       --------------     ------------------   ------------------

REVENUES:
Consolidated same store properties            $      273,228       $      290,340       $     (17,112)              -5.9%
Acquisition properties                                54,689                8,519              46,170              542.0%
Newly consolidated properties                         35,602                    -              35,602                  -
Affordable properties                                  4,919                5,692                (773)             -13.6%
Redevelopment properties                               9,578                7,183               2,395               33.3%
Other properties                                         799                2,720              (1,921)             -70.6%
                                              --------------       --------------     ------------------   ------------------
  Total rental and other property revenues    $      378,815       $      314,454       $      64,361               20.5%
                                              ==============       ==============     ==================   ==================

EXPENSES:
Consolidated same store properties            $      114,960       $      101,774       $      13,186               13.0%
Acquisition properties                                20,784                2,634              18,150              689.1%
Newly consolidated properties                         18,312                    -              18,312                  -
Affordable properties                                  1,844                2,929              (1,085)             -37.0%
Redevelopment properties                               4,529                3,275               1,254               38.3%
Partnership expenses                                   6,018                3,104               2,914               93.9%
Other properties                                       1,586                2,379                (793)             -33.3%
                                              --------------       --------------     ------------------   ------------------
  Total property operating expense            $      168,033       $      116,095       $      51,938               44.7%
                                              ==============       ==============     ==================   ==================

NET OPERATING INCOME:
Consolidated same store properties            $      158,268       $      188,566       $     (30,298)             -16.1%
Acquisition properties                                33,905                5,885              28,020              476.1%
Newly consolidated properties                         17,290                    -              17,290                  -
Affordable properties                                  3,075                2,763                 312               11.3%
Redevelopment properties                               5,049                3,908               1,141               29.2%
Partnership expenses                                  (6,018)              (3,104)             (2,914)              93.9%
Other properties                                        (787)                 341              (1,128)            -330.8%
                                              --------------       --------------     ------------------   ------------------
  Total income from property operations       $      210,782       $      198,359       $      12,423                6.3%
                                              ==============       ==============     ==================   ==================

RECONCILIATION OF CONSOLIDATED SAME STORE PROPERTIES TO AIMCO'S SHARE OF SAME STORE SALES:

REVENUES:
Consolidated same store properties            $      273,228       $      290,340       $     (17,112)
Plus: Newly consolidated properties                   27,717               -                   27,717
Less: Minority partners' share of
  consolidated same store                            (39,135)             (31,948)             (7,187)
Plus: Aimco's share of unconsolidated same
  store                                               12,070               32,841             (20,771)
                                              --------------       --------------     ------------------   ------------------
  Aimco's share of same store sales           $      273,880       $      291,233       $     (17,353)              -6.0%
                                              ==============       ==============     ==================   ==================

EXPENSES:
Consolidated same store properties            $      114,960       $      101,774       $      13,186
Plus: Newly consolidated properties                   12,500               -                   12,500
Less: Minority partners' share of                    (18,976)             (12,789)             (6,187)
  consolidated same store
Plus: Aimco's share of unconsolidated same
  store                                                5,350               12,387              (7,037)
                                              --------------       --------------     ------------------   ------------------
  Aimco's share of same store sales           $      113,834       $      101,372       $      12,462               12.3%
                                              ==============       ==============     ==================   ==================

NET OPERATING INCOME:
Consolidated same store properties            $      158,268       $      188,566       $     (30,298)
Plus: Newly consolidated properties                   15,217               -                   15,217
Less: Minority partners' share of
  consolidated same store                            (20,159)             (19,159)             (1,000)
Plus: Aimco's share of unconsolidated same
  store                                                6,720               20,454             (13,734)
                                              --------------       --------------     ------------------   ------------------
Aimco's share of same store sales             $      160,046       $      189,861       $     (29,815)             -15.7%
                                              ==============       ==============     ==================   ==================

DEFINITIONS:

CONSOLIDATED SAME STORE PROPERTIES - consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

ACQUISITION PROPERTIES - consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

NEWLY CONSOLIDATED PROPERTIES - consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES - consist of all affordable properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

REDEVELOPMENT PROPERTIES - consist of all consolidated properties where a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter.

OTHER PROPERTIES - consist of all consolidated properties that are not multifamily (such as commercial, college housing, etc).

PARTNERSHIP EXPENSES - consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and trustee expenses).

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 16

SUPPLEMENTAL SCHEDULE IX

SAME STORE SALES
FIRST QUARTER 2003 VERSUS FIRST QUARTER 2002
(UNAUDITED) (IN THOUSANDS, EXCEPT SITE AND UNIT DATA)



                                                                           MAR 03 QTD                      MAR 02 QTD
                                                                ------------------------------ --------------------------------
                               SITES     UNITS       OWNER%        REV        EXP       NOI        REV         EXP          NOI
                              --------------------------------- ----------------------------- ---------------------------------
NORTHEAST
  Washington                    28      12,464      79.65%       28,114     10,060    18,054      28,581      8,109     20,472
  Philadelphia                   5       3,392      82.52%        8,475      3,482     4,993       8,852      2,924      5,928
  Middlesex-Somerset-Hunterdon   5       1,960      65.91%        3,288      1,194     2,094       3,754      1,179      2,575
  Baltimore                      9       1,788      74.66%        3,327      1,934     1,393       3,344        924      2,420
  Hartford                       2         650     100.00%        1,763        524     1,239       1,769        455      1,314
  Dutchess County                1         835     100.00%        2,175      1,131     1,044       2,218        775      1,443
  Other Markets (5)              6       1,552      80.73%        2,676      1,129     1,547       2,699        951      1,748
                              -------------------------------------------------------------------------------------------------
                                56      22,641      79.90%       49,818     19,454    30,364      51,217     15,317     35,900
SOUTHEAST
  Norfolk-Virginia Beach        13       3,865      84.22%        7,229      2,320     4,909       6,931      2,152      4,779
  Atlanta                       23       6,171      80.95%        8,855      4,019     4,836      10,262      3,660      6,602
  Nashville                     11       3,750      79.36%        5,408      2,191     3,217       5,688      1,921      3,767
  Raleigh-Durham-Chapel Hill    11       3,023      78.11%        4,089      1,724     2,365       4,601      1,486      3,115
  Charlotte-Gastonia-Rock Hill  11       2,336      84.63%        2,694      1,436     1,258       3,146      1,405      1,741
  Columbia                       7       1,670      69.91%        1,983        815     1,168       2,120        788      1,332
  Other Markets (23)            55      11,798      76.05%       14,617      6,519     8,098      15,301      5,191     10,110
                              -------------------------------------------------------------------------------------------------
                               131      32,613      78.82%       44,875     19,024    25,851      48,049     16,603     31,446
FLORIDA
  Tampa-St. Petersburg          23       6,281      87.38%        9,729      4,352     5,377      10,229      4,167      6,062
  Orlando                       19       5,332      84.23%        8,145      3,308     4,837       8,658      3,353      5,305
  Jacksonville                   7       2,766      78.74%        4,338      1,612     2,726       4,349      1,596      2,753
  Miami                          6       1,983      73.04%        4,464      1,921     2,543       4,940      1,702      3,238
  West Palm Beach-Boca           6       1,727     100.00%        3,924      1,501     2,423       4,191      1,470      2,721
  FortLauderdale                 5       1,413      91.04%        3,026      1,266     1,760       3,223      1,106      2,117
  Other Markets (6)             17       3,859      92.73%        6,874      2,613     4,261       7,207      2,529      4,678
                              -------------------------------------------------------------------------------------------------
                                83      23,361      86.46%       40,500     16,573    23,927      42,797     15,923     26,874
MIDWEST
  Chicago                       21       6,215      88.82%       15,258      6,302     8,956      16,478      5,667     10,811
  Indianapolis                  29       9,122      85.30%       12,145      5,481     6,664      12,894      5,140      7,754
  Grand Rapids-Muskegon          4       2,735     100.00%        4,811      2,171     2,640       4,878      1,843      3,035
  Fort Wayne                     3       2,461      97.13%        3,925      1,587     2,338       4,328      1,390      2,938
  Lansing-East Lansing           9       2,118      87.20%        3,827      1,706     2,121       3,940      1,285      2,655
  Cincinnati                    11       2,245      82.21%        3,663      1,763     1,900       3,717      1,354      2,363
  Columbus                       8       1,886      71.54%        2,432      1,042     1,390       2,508        837      1,671
  Lafayette                      5       1,170      97.21%        1,833        602     1,231       1,758        744      1,014
  Other Markets (25)            52      12,275      61.13%       13,359      6,239     7,120      13,846      5,399      8,447
                              -------------------------------------------------------------------------------------------------
                               142      40,227      79.82%       61,253     26,893    34,360      64,347     23,659     40,688
TEXAS
  Houston                       29       8,083      89.49%       11,835      5,909     5,926      13,307      5,236      8,071
  Dallas                        21       5,700      70.02%        6,746      2,963     3,783       7,581      3,379      4,202
  San Antonio                   16       3,620     100.00%        5,111      2,364     2,747       5,440      2,370      3,070
  Austin-San Marcos             10       2,073      90.67%        3,278      1,552     1,726       3,675      1,561      2,114
  FortWorth-Arlington           10       2,139      79.63%        2,771      1,340     1,431       2,997      1,321      1,676
  Galveston-Texas City           6       1,176     100.00%        2,072        919     1,153       2,144        888      1,256
  Other Markets (7)             12       2,547      74.62%        2,810      1,280     1,530       2,827      1,140      1,687
                              -------------------------------------------------------------------------------------------------
                               104      25,338      84.87%       34,623     16,327    18,296      37,971     15,895     22,076
WEST
  Phoenix-Mesa                  30       7,978      91.44%       10,789      5,083     5,706      13,027      4,612      8,415
  Denver                        12       2,878      72.24%        4,240      1,441     2,799       5,122      1,248      3,874
  Tucson                         6       1,866     100.00%        2,827      1,150     1,677       2,898      1,070      1,828
  Salt Lake City-Ogden           6       2,115      75.00%        2,494        951     1,543       2,978        829      2,149
  Other Markets (10)            27       5,297      77.60%        7,539      2,826     4,713       8,124      2,441      5,683
                              -------------------------------------------------------------------------------------------------
                                81      20,134      84.12%       27,889     11,451    16,438      32,149     10,200     21,949
CALIFORNIA
  San Diego                      6       1,737      95.73%        4,794      1,339     3,455       4,642      1,235      3,407
  Los Angeles-Long Beach         4       1,683      65.87%        4,100        962     3,138       3,988      1,007      2,981
  Orange County                  2         824      91.00%        2,114        595     1,519       2,095        500      1,595
  San Francisco                  2         726      54.08%        1,555        510     1,045       1,640        348      1,292
  Other Markets (3)              7       1,409      62.08%        2,359        706     1,653       2,338        685      1,653
                              -------------------------------------------------------------------------------------------------
                                21       6,379      75.07%       14,922      4,112    10,810      14,703      3,775     10,928
-------------------------------------------------------------------------------------------------------------------------------
  SAME STORE SALES TOTALS      618     170,693      81.63%      273,880    113,834   160,046     291,233    101,372    189,861
===============================================================================================================================
Plus: Minority share of consolidated same store sales            39,135     18,976    20,159      31,948     12,789     19,159
Less: Aimco's share of unconsolidated same store sales          (12,070)    (5,350)   (6,720)    (32,841)   (12,387)   (20,454)
Less: Newly consolidated                                        (27,717)   (12,500)  (15,217)          -          -          -
                                                                ------------------------------   -----------------------------
Consolidated same store sales                                   273,228    114,960   158,268     290,340    101,774    188,566
                                                                ==============================   =============================


                                                 CHANGE MAR 03 QTD LESS MAR 02 QTD
                              -----------------------------------------------------------------------
                                         REVENUE                  EXPENSES                  NOI
                              -------------------------- -----------------------  -------------------
                                      AMT            %        AMT         %          AMT         %
                              -------------------------- -----------------------  -------------------
NORTHEAST
  Washington                        (467)        -1.6%      1,951       24.1%     (2,418)     -11.8%
  Philadelphia                      (377)        -4.3%        558       19.1%       (935)     -15.8%
  Middlesex-Somerset-Hunterdon      (466)       -12.4%         15        1.3%       (481)     -18.7%
  Baltimore                          (17)        -0.5%      1,010      109.3%     (1,027)     -42.4%
  Hartford                            (6)        -0.3%         69       15.2%        (75)      -5.7%
  Dutchess County                    (43)        -1.9%        356       45.9%       (399)     -27.7%
  Other Markets (5)                  (23)        -0.9%        178       18.7%       (201)     -11.5%
                              -----------------------------------------------------------------------
                                  (1,399)        -2.7%      4,137       27.0%     (5,536)     -15.4%
SOUTHEAST
  Norfolk-Virginia Beach             298          4.3%        168        7.8%        130        2.7%
  Atlanta                         (1,407)       -13.7%        359        9.8%     (1,766)     -26.7%
  Nashville                         (280)        -4.9%        270       14.1%       (550)     -14.6%
  Raleigh-Durham-Chapel Hill        (512)       -11.1%        238       16.0%       (750)     -24.1%
  Charlotte-Gastonia-Rock Hill      (452)       -14.4%         31        2.2%       (483)     -27.7%
  Columbia                          (137)        -6.5%         27        3.4%       (164)     -12.3%
  Other Markets (23)                (684)        -4.5%      1,328       25.6%     (2,012)     -19.9%
                              -----------------------------------------------------------------------
                                  (3,174)        -6.6%      2,421       14.6%     (5,595)     -17.8%
FLORIDA
  Tampa-St. Petersburg              (500)        -4.9%        185        4.4%       (685)     -11.3%
  Orlando                           (513)        -5.9%        (45)      -1.3%       (468)      -8.8%
  Jacksonville                       (11)        -0.3%         16        1.0%        (27)      -1.0%
  Miami                             (476)        -9.6%        219       12.9%       (695)     -21.5%
  West Palm Beach-Boca              (267)        -6.4%         31        2.1%       (298)     -11.0%
  FortLauderdale                    (197)        -6.1%        160       14.5%       (357)     -16.9%
  Other Markets (6)                 (333)        -4.6%         84        3.3%       (417)      -8.9%
                              -----------------------------------------------------------------------
                                  (2,297)        -5.4%        650        4.1%     (2,947)     -11.0%
MIDWEST
  Chicago                         (1,220)        -7.4%        635       11.2%     (1,855)     -17.2%
  Indianapolis                      (749)        -5.8%        341        6.6%     (1,090)     -14.1%
  Grand Rapids-Muskegon              (67)        -1.4%        328       17.8%       (395)     -13.0%
  Fort Wayne                        (403)        -9.3%        197       14.2%       (600)     -20.4%
  Lansing-East Lansing              (113)        -2.9%        421       32.8%       (534)     -20.1%
  Cincinnati                         (54)        -1.5%        409       30.2%       (463)     -19.6%
  Columbus                           (76)        -3.0%        205       24.5%       (281)     -16.8%
  Lafayette                           75          4.3%       (142)     -19.1%        217       21.4%
  Other Markets (25)                (487)        -3.5%        840       15.6%     (1,327)     -15.7%
                              -----------------------------------------------------------------------
                                  (3,094)        -4.8%      3,234       13.7%     (6,328)     -15.6%
TEXAS
  Houston                         (1,472)       -11.1%        673       12.9%     (2,145)     -26.6%
  Dallas                            (835)       -11.0%       (416)     -12.3%       (419)     -10.0%
  San Antonio                       (329)        -6.0%         (6)      -0.3%       (323)     -10.5%
  Austin-San Marcos                 (397)       -10.8%         (9)      -0.6%       (388)     -18.4%
  FortWorth-Arlington               (226)        -7.5%         19        1.4%       (245)     -14.6%
  Galveston-Texas City               (72)        -3.4%         31        3.5%       (103)      -8.2%
  Other Markets (7)                  (17)        -0.6%        140       12.3%       (157)      -9.3%
                              -----------------------------------------------------------------------
                                  (3,348)        -8.8%        432        2.7%     (3,780)     -17.1%
WEST
  Phoenix-Mesa                    (2,238)       -17.2%        471       10.2%     (2,709)     -32.2%
  Denver                            (882)       -17.2%        193       15.5%     (1,075)     -27.7%
  Tucson                             (71)        -2.4%         80        7.5%       (151)      -8.3%
  Salt Lake City-Ogden              (484)       -16.3%        122       14.7%       (606)     -28.2%
  Other Markets (10)                (585)        -7.2%        385       15.8%       (970)     -17.1%
                              -----------------------------------------------------------------------
                                  (4,260)       -13.3%      1,251       12.3%     (5,511)     -25.1%
CALIFORNIA
  San Diego                          152          3.3%        104        8.4%         48        1.4%
  Los Angeles-Long Beach             112          2.8%       (45)       -4.5%        157        5.3%
  Orange County                       19          0.9%         95       19.0%        (76)      -4.8%
  San Francisco                      (85)        -5.2%        162       46.6%       (247)     -19.1%
  Other Markets (3)                   21          0.9%         21        3.1%          0        0.0%
                              -----------------------------------------------------------------------
                                      219         1.5%        337        8.9%       (118)      -1.1%
-----------------------------------------------------------------------------------------------------
  SAME STORE SALES TOTALS        (17,353)        -6.0%     12,462       12.3%    (29,815)     -15.7%
=====================================================================================================
Plus: Minority share of
 consolidated same store
 sales
Less: Aimco's share of
 unconsolidated same
 store sales
Less: Newly consolidated

Consolidated same store
 sales


      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 17

SUPPLEMENTAL SCHEDULE X
--------------------------------------------------------------------------------
INCOME STATEMENT INFORMATION
Q1 2003 COMPARED TO Q4 2002
(IN THOUSANDS)
(UNAUDITED)

                                                                                                                          %
                                              THREE MONTHS ENDED   THREE MONTHS ENDED         CHANGE                    CHANGE
                                                MARCH 31, 2003      DECEMBER 31, 2002    Q1 2003 VS Q4 2002     Q1 2003 VS Q4 2002
                                                ---------------     ----------------- ---------------------     ------------------
REVENUES:
  Consolidated same store properties            $       297,285     $     304,487         $     (7,202)                  -2.4%
  Acquisition properties                                 54,689            53,311                1,378                    2.6%
  Newly consolidated properties                           3,862                 -                3,862                      -
  Affordable properties                                  10,913            10,891                   22                    0.2%
  Redevelopment properties                               10,133             9,266                  867                    9.4%
  Other properties                                        1,933             1,425                  508                   35.6%
                                                ---------------     -------------     ---------------------     ------------------
    Total rental and other property revenues    $       378,815     $     379,380         $       (565)                  -0.1%
                                                ===============     =============     =====================     ==================
EXPENSES:
  Consolidated same store properties            $       126,259     $     117,405         $      8,854                    7.5%
  Acquisition properties                                 20,784            17,992                2,792                   15.5%
  Newly consolidated properties                           1,512                 -                1,512                      -
  Affordable properties                                   6,032             6,793                 (761)                 -11.2%
  Redevelopment properties                                4,926             4,500                  426                    9.5%
  Partnership expenses                                    6,018             5,188                  830                   16.0%
  Other properties                                        2,502             2,284                  218                    9.5%
                                                ---------------     -------------     ---------------------     ------------------
    Total property operating expense            $       168,033     $     154,162         $     13,871                    9.0%
                                                ===============     =============     =====================     ==================
NET OPERATING INCOME:
  Consolidated same store properties            $       171,026     $     187,082         $    (16,056)                  -8.6%
  Acquisition properties                                 33,905            35,319               (1,414)                  -4.0%
  Newly consolidated properties                           2,350                 -                2,350                      -
  Affordable properties                                   4,881             4,098                  783                   19.1%
  Redevelopment properties                                5,207             4,766                  441                    9.3%
  Partnership expenses                                   (6,018)           (5,188)                (830)                  16.0%
  Other properties                                         (569)             (859)                 290                  -33.8%
                                                ---------------     -------------     ---------------------     ------------------
    Total income from property operations       $       210,782     $     225,218         $    (14,436)                  -6.4%
                                                ===============     =============     =====================     ==================

RECONCILIATION OF CONSOLIDATED SAME STORE PROPERTIES TO AIMCO'S SHARE OF SAME STORE SALES:

REVENUES:
  Consolidated same store properties            $       297,285     $     304,487     $        (7,202)
  Plus: Newly consolidated properties                     3,660                -                3,660
  Less: Minority partners' share of
    consolidated same store                             (39,135)          (38,195)               (940)
  Plus: Aimco's share of unconsolidated same
    store                                                12,070            14,119              (2,049)
                                                ---------------     -------------     ---------------------     ------------------
   Aimco's share of same store sales            $       273,880     $     280,411     $        (6,531)                    -2.3%
                                                ===============     =============     =====================     ==================
Expenses:
  Consolidated same store properties            $       126,259     $     117,405     $         8,854
  Plus: Newly consolidated properties                     1,378                 -               1,378
  Less: Minority partners' share of
    consolidated same store                             (19,153)          (16,721)             (2,432)
  Plus: Aimco's share of unconsolidated same
    store                                                 5,350             5,190                 160
                                                ---------------     -------------     ---------------------     ------------------
    Aimco's share of same store sales           $       113,834     $     105,874     $         7,960                      7.5%
                                                ===============     =============     =====================     ==================
Net Operating Income:
  Consolidated same store properties            $       171,026     $     187,082     $       (16,056)
  Plus: Newly consolidated properties                     2,282                 -               2,282
  Less: Minority partners' share of
    consolidated same store                             (19,982)          (21,474)              1,492
  Plus: Aimco's share of unconsolidated same
    store                                                 6,720             8,929              (2,209)
                                                ---------------     -------------     ---------------------     ------------------
    Aimco's share of same store sales           $       160,046     $     174,537     $       (14,491)                    -8.3%
                                                ===============     =============     =====================     ==================

DEFINITIONS:

CONSOLIDATED SAME STORE PROPERTIES - consist of all conventional properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter and for the relevant comparable period.

ACQUISITION PROPERTIES - consist of all consolidated properties owned less than one year as of the beginning of the most recent quarter.

NEWLY CONSOLIDATED PROPERTIES - consist of all properties consolidated for less than one year as of the beginning of the most recent quarter.

AFFORDABLE PROPERTIES - consist of all affordable properties owned, stabilized and consolidated for at least one year as of the beginning of the most recent quarter.

REDEVELOPMENT PROPERTIES - consist of all consolidated properties where a substantial number of available units have been vacated for major renovations and have not been stabilized for at least one year as of the beginning of the most recent quarter.

OTHER PROPERTIES - consist of all consolidated y (such as commercial, properties that are not multifamil college housing, etc).

PARTNERSHIP EXPENSES - consist of expenses incurred at the partnership level either directly or indirectly (such as partnership audit, tax and trustee expenses).

      [AIMCO LOGO]

Apartment Investment and Management Company
First Quarter 2003 - Page 18

SUPPLEMENTAL SCHEDULE XI
-------------------------------------------------------------------------------

SAME STORE SALES
FIRST QUARTER 2003 VERSUS FOURTH QUARTER 2002
(UNAUDITED) (IN THOUSANDS, EXCEPT SITE AND UNIT DATA)



                                                                         MAR 03 QTD                   DEC 02 QTD
                                                                --------------------------   ---------------------------
                                      SITES  UNITS   OWNER%     REV      EXP       NOI       REV      EXP        NOI
                                                                --------------------------   ---------------------------
NORTHEAST
   Washington                             28 12,464    79.65%   28,114    10,060    18,054   28,129     8,062     20,067
   Philadelphia                            5  3,392    82.52%    8,475     3,482     4,993    8,685     2,692      5,993
   Middlesex-Somerset-Hunterdon            5  1,960    65.91%    3,288     1,194     2,094    3,507       992      2,515
   Baltimore                               9  1,788    74.66%    3,327     1,934     1,393    3,396     1,036      2,360
   Hartford                                2    650   100.00%    1,763       524     1,239    1,791       476      1,315
   Dutchess County                         1    835   100.00%    2,175     1,131     1,044    2,255       653      1,602
   Other Markets (5)                       6  1,552    80.73%    2,676     1,129     1,547    2,779       888      1,891
                                      -----------------------------------------------------------------------------------
                                          56 22,641    79.90%   49,818    19,454    30,364   50,542    14,799     35,743
SOUTHEAST
   Norfolk-Virginia Beach                 13  3,865    84.22%    7,229     2,320     4,909    7,228     2,451      4,777
   Atlanta                                23  6,171    80.95%    8,855     4,019     4,836    9,120     4,617      4,503
   Nashville                              11  3,750    79.36%    5,408     2,191     3,217    5,364     1,791      3,573
   Raleigh-Durham-Chapel Hill             11  3,023    78.11%    4,089     1,724     2,365    4,256     1,690      2,566
   Charlotte-Gastonia-Rock Hill           11  2,336    84.63%    2,694     1,436     1,258    2,816     1,511      1,305
   Columbia                                7  1,670    69.91%    1,983       815     1,168    1,953       839      1,114
   Other Markets (23)                     55 11,798    76.05%   14,617     6,519     8,098   14,729     5,723      9,006
                                      -----------------------------------------------------------------------------------
                                         131 32,613    78.82%   44,875    19,024    25,851   45,466    18,622     26,844
FLORIDA
   Tampa-St. Petersburg                   23  6,281    87.38%    9,729     4,352     5,377    9,987     4,179      5,808
   Orlando                                19  5,332    84.23%    8,145     3,308     4,837    8,380     3,473      4,907
   Jacksonville                            7  2,766    78.74%    4,338     1,612     2,726    4,415     1,550      2,865
   Miami                                   6  1,983    73.04%    4,464     1,921     2,543    4,558     1,835      2,723
   West Palm Beach-Boca                    6  1,727   100.00%    3,924     1,501     2,423    4,053     1,342      2,711
   FortLauderdale                          5  1,413    91.04%    3,026     1,266     1,760    3,044     1,339      1,705
   Other Markets (6)                      17  3,859    92.73%    6,874     2,613     4,261    6,927     2,516      4,411
                                      -----------------------------------------------------------------------------------
                                          83 23,361    86.46%   40,500    16,573    23,927   41,364    16,234     25,130
MIDWEST
   Chicago                                21  6,215    88.82%   15,258     6,302     8,956   15,693     5,899      9,794
   Indianapolis                           29  9,122    85.30%   12,145     5,481     6,664   12,560     5,528      7,032
   Grand Rapids-Muskegon                   4  2,735   100.00%    4,811     2,171     2,640    4,825     1,854      2,971
   Fort Wayne                              3  2,461    97.13%    3,925     1,587     2,338    4,116     1,745      2,371
   Lansing-East Lansing                    9  2,118    87.20%    3,827     1,706     2,121    3,955     1,314      2,641
   Cincinnati                             11  2,245    82.21%    3,663     1,763     1,900    3,747     1,472      2,275
   Columbus                                8  1,886    71.54%    2,432     1,042     1,390    2,374     1,038      1,336
   Lafayette                               5  1,170    97.21%    1,833       602     1,231    1,889       760      1,129
   Other Markets (25)                     52 12,275    61.13%   13,359     6,239     7,120   13,598     5,795      7,803
                                      -----------------------------------------------------------------------------------
                                         142 40,227    79.82%   61,253    26,893    34,360   62,757    25,405     37,352
TEXAS
   Houston                                29  8,083    89.49%   11,835     5,909     5,926   12,356     5,069      7,287
   Dallas                                 21  5,700    70.02%    6,746     2,963     3,783    7,013     3,365      3,648
   San Antonio                            16  3,620   100.00%    5,111     2,364     2,747    5,287     2,336      2,951
   Austin-San Marcos                      10  2,073    90.67%    3,278     1,552     1,726    3,453     1,583      1,870
   FortWorth-Arlington                    10  2,139    79.63%    2,771     1,340     1,431    2,806     1,338      1,468
   Galveston-Texas City                    6  1,176   100.00%    2,072       919     1,153    2,165       950      1,215
   Other Markets (7)                      12  2,547    74.62%    2,810     1,280     1,530    2,875     1,278      1,597
                                      -----------------------------------------------------------------------------------
                                         104 25,338    84.87%   34,623    16,327    18,296   35,955    15,919     20,036
WEST
   Phoenix-Mesa                           30  7,978    91.44%   10,789     5,083     5,706   11,382     5,265      6,117
   Denver                                 12  2,878    72.24%    4,240     1,441     2,799    4,667     1,245      3,422
   Tucson                                  6  1,866   100.00%    2,827     1,150     1,677    3,000     1,121      1,879
   Salt Lake City-Ogden                    6  2,115    75.00%    2,494       951     1,543    2,594       792      1,802
   Other Markets (10)                     27  5,297    77.60%    7,539     2,826     4,713    7,782     2,608      5,174
                                      -----------------------------------------------------------------------------------
                                          81 20,134    84.12%   27,889    11,451    16,438   29,425    11,031     18,394
CALIFORNIA
   San Diego                               6  1,737    95.73%    4,794     1,339     3,455    4,810     1,183      3,627
   Los Angeles-Long Beach                  4  1,683    65.87%    4,100       962     3,138    4,021       916      3,105
   Orange County                           2    824    91.00%    2,114       595     1,519    2,153       431      1,722
   San Francisco                           2    726    54.08%    1,555       510     1,045    1,519       649        870
   Other Markets (3)                       7  1,409    62.08%    2,359       706     1,653    2,399       685      1,714
                                      -----------------------------------------------------------------------------------
                                          21  6,379    75.07%   14,922     4,112    10,810   14,902     3,864     11,038
                                      -----------------------------------------------------------------------------------
SAME STORE SALES TOTALS                  618 170,693   81.63%  273,880   113,834   160,046  280,411   105,874    174,537
                                      ===================================================================================
Plus: Minority share of consolidated                            39,135    19,153    19,982   38,195    16,721     21,474
same store sales
Less: Aimco's share of unconsolidated                          (12,070)   (5,350)   (6,720) (14,119)   (5,190)    (8,929)
same store sales
Less: Newly consolidated                                        (3,660)   (1,378)   (2,282)       -         -          -
                                                              ----------------------------  ----------------------------
Consolidated same store sales                                  297,285   126,259   171,026  304,487   117,405    187,082
                                                              ============================  ============================

                                                 CHANGE MAR 03 QTD LESS DEC 02 QTD
                                        --------------------------------------------------
                                                     REVENUE         EXPENSES           NOI
                                        --------------   -------------   -----------------
                                          AMT       %     AMT      %       AMT        %
                                        --------------   -------------   -----------------
NORTHEAST
   Washington                              (15)  -0.1%   1,998   24.8%   (2,013)    -10.0%
   Philadelphia                           (210)  -2.4%     790   29.3%   (1,000)    -16.7%
   Middlesex-Somerset-Hunterdon           (219)  -6.2%     202   20.4%     (421)    -16.7%
   Baltimore                               (69)  -2.0%     898   86.7%     (967)    -41.0%
   Hartford                                (28)  -1.6%      48   10.1%      (76)     -5.8%
   Dutchess County                         (80)  -3.5%     478   73.2%     (558)    -34.8%
   Other Markets (5)                      (103)  -3.7%     241   27.1%     (344)    -18.2%
                                      ----------------------------------------------------
                                          (724)  -1.4%   4,655   31.5%   (5,379)    -15.0%
SOUTHEAST
   Norfolk-Virginia Beach                    1    0.0%    (131)  -5.3%      132       2.8%
   Atlanta                                (265)  -2.9%    (598) -13.0%      333       7.4%
   Nashville                                44    0.8%     400   22.3%     (356)    -10.0%
   Raleigh-Durham-Chapel Hill             (167)  -3.9%      34    2.0%     (201)     -7.8%
   Charlotte-Gastonia-Rock Hill           (122)  -4.3%     (75)  -5.0%      (47)     -3.6%
   Columbia                                 30    1.5%     (24)  -2.9%       54       4.8%
   Other Markets (23)                     (112)  -0.8%     796   13.9%     (908)    -10.1%
                                      ----------------------------------------------------
                                          (591)  -1.3%     402    2.2%     (993)     -3.7%
FLORIDA
   Tampa-St. Petersburg                   (258)  -2.6%     173    4.1%     (431)     -7.4%
   Orlando                                (235)  -2.8%    (165)  -4.8%      (70)     -1.4%
   Jacksonville                            (77)  -1.7%      62    4.0%     (139)     -4.9%
   Miami                                   (94)  -2.1%      86    4.7%     (180)     -6.6%
   West Palm Beach-Boca                   (129)  -3.2%     159   11.8%     (288)    -10.6%
   FortLauderdale                          (18)  -0.6%     (73)  -5.5%       55       3.2%
   Other Markets (6)                       (53)  -0.8%      97    3.9%     (150)     -3.4%
                                      ----------------------------------------------------
                                          (864)  -2.1%     339    2.1%   (1,203)     -4.8%
MIDWEST
   Chicago                                (435)  -2.8%     403    6.8%     (838)     -8.6%
   Indianapolis                           (415)  -3.3%     (47)  -0.9%     (368)     -5.2%
   Grand Rapids-Muskegon                   (14)  -0.3%     317   17.1%     (331)    -11.1%
   Fort Wayne                             (191)  -4.6%    (158)  -9.1%      (33)     -1.4%
   Lansing-East Lansing                   (128)  -3.2%     392   29.8%     (520)    -19.7%
   Cincinnati                              (84)  -2.2%     291   19.8%     (375)    -16.5%
   Columbus                                 58    2.4%       4    0.4%       54       4.0%
   Lafayette                               (56)  -3.0%    (158) -20.8%      102       9.0%
   Other Markets (25)                     (239)  -1.8%     444    7.7%     (683)     -8.8%
                                      ----------------------------------------------------
                                        (1,504)  -2.4%   1,488    5.9%   (2,992)     -8.0%
TEXAS
   Houston                                (521)  -4.2%     840   16.6%   (1,361)    -18.7%
   Dallas                                 (267)  -3.8%    (402) -11.9%       135      3.7%
   San Antonio                            (176)  -3.3%      28    1.2%     (204)     -6.9%
   Austin-San Marcos                      (175)  -5.1%     (31)  -2.0%     (144)     -7.7%
   FortWorth-Arlington                     (35)  -1.2%       2    0.1%      (37)     -2.5%
   Galveston-Texas City                    (93)  -4.3%     (31)  -3.3%      (62)     -5.1%
   Other Markets (7)                       (65)  -2.3%       2    0.2%      (67)     -4.2%
                                      ----------------------------------------------------
                                        (1,332)  -3.7%     408    2.6%   (1,740)     -8.7%
WEST
   Phoenix-Mesa                           (593)  -5.2%    (182)  -3.5%     (411)     -6.7%
   Denver                                 (427)  -9.1%     196   15.7%     (623)    -18.2%
   Tucson                                 (173)  -5.8%      29    2.6%     (202)    -10.8%
   Salt Lake City-Ogden                   (100)  -3.9%     159   20.1%     (259)    -14.4%
   Other Markets (10)                     (243)  -3.1%     218    8.4%     (461)     -8.9%
                                      ----------------------------------------------------
                                        (1,536)  -5.2%     420    3.8%   (1,956)    -10.6%
CALIFORNIA
   San Diego                               (16)  -0.3%     156   13.2%     (172)     -4.7%
   Los Angeles-Long Beach                   79    2.0%      46    5.0%       33       1.1%
   Orange County                           (39)  -1.8%     164   38.1%     (203)    -11.8%
   San Francisco                            36    2.4%    (139) -21.4%      175      20.1%
   Other Markets (3)                       (40)  -1.7%      21    3.1%      (61)     -3.6%
                                      ----------------------------------------------------
                                            20    0.1%     248    6.4%     (228)     -2.1%
                                      ----------------------------------------------------
SAME STORE SALES TOTALS                 (6,531)  -2.3%   7,960    7.5%  (14,491)     -8.3%
                                      ====================================================
Plus: Minority share of consolidated
  same store sales
Less: Aimco's share of unconsolidated
  same store sales
Less: Newly consolidated

Consolidated same store sales


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

Apartment Investment and Management Company
First Quarter 2003 - Page 19


SUPPLEMENTAL SCHEDULE XII
--------------------------------------------------------------------------------

OUTLOOK AND FORWARD LOOKING STATEMENT
SECOND QUARTER 2003 AND YTD 2003
(UNAUDITED)


                                                        SECOND QUARTER          FULL YEAR
                                                        --------------          ---------

GAAP Earnings per share (1)                            ($0.01) - $0.02          $0.31 - $0.39
Add: Depreciation and other                             $0.88 -  $0.91          $3.48 - $3.61
FFO per share                                           $0.87 -  $0.93          $3.79 - $4.00
AFFO per share                                          $0.68 -  $0.72          $2.95 - $3.16

2003 Same Store Operating Assumptions

Physical occupancy (average)                                                    93%
NOI change                                                                      (9.5%) to (6.5%)
Gross dispositions                                                              $900mm to $1,050mm


(1) Earnings per share does not include an estimate for gain/loss on dispositions given the unpredictable timing of transactions.








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


Apartment Investment and Management Company
First Quarter 2003 - Page 20

SUPPLEMENTAL SCHEDULE XIII
--------------------------------------------------------------------------------
APARTMENT UNIT SUMMARY
AS OF MARCH 31, 2003
(UNAUDITED)

                                                                    AIMCO'S       AIMCO'S      AIMCO'S
                                          TOTAL         TOTAL      EFFECTIVE     EFFECTIVE     AVERAGE
           OWNERSHIP %                # PROPERTIES    # UNITS    # PROPERTIES     # UNITS    OWNERSHIP %
----------------------------------    ------------   --------    ------------    ---------   -----------
CONSOLIDATED REAL ESTATE:
                              100%           457      115,367            457      115,367         100%
                  51.00% to 99.99%           253       66,679            182       47,359          71%
                  25.00% to 50.99%            16        4,588              8        2,214          48%
                   5.00% to 24.99%             1          157              -            8           5%
                           < 4.99%             -            -              -                        0%
                                      ------------   --------    ------------    ---------   -----------
                             Total           727      186,791            647      164,949          88%
                                      ------------   --------    ------------    ---------   -----------
UNCONSOLIDATED REAL ESTATE:
                              100%             -            -              -            -           0%
                  51.00% to 99.99%             -            -              -            -           0%
                  25.00% to 50.99%           146       28,291             56       11,026          39%
                   5.00% to 24.99%           217       27,721             29        3,664          13%
                           < 4.99%           150       18,432              2          240           1%
                                      ------------   --------    ------------    ---------   -----------
                             Total           513       74,444             87       14,930          20%
                                      ------------   --------    ------------    ---------   -----------
TOTAL OWNED PORTFOLIO:
                              100%           457      115,367            457      115,367         100%
                  51.00% to 99.99%           253       66,679            182       47,359          71%
                  25.00% to 50.99%           162       32,879             64       13,240          40%
                   5.00% to 24.99%           218       27,878             29        3,672          13%
                           < 4.99%           150       18,432              2          240           1%
                                      ------------   --------    ------------    ---------   -----------
                             Total         1,240      261,235            734      179,879          69%
                                      ------------   --------    ------------    ---------   -----------
CONVENTIONAL REAL ESTATE:
                              100%           370      104,182            370      104,182         100%
                  51.00% to 99.99%           203       61,607            140       42,967          87%
                  25.00% to 50.99%            75       19,602             32        8,290          37%
                   5.00% to 24.99%            40        7,524              7        1,250          12%
                           < 4.99%            13        2,693              -           30           1%
                                      ------------   --------    ------------    ---------   -----------
                             Total           701      195,608            548      156,718          80%
                                      ------------   --------    ------------    ---------   -----------
GOVERNMENT ASSISTED REAL ESTATE:
                              100%            87       11,185             87       11,185         100%
                  51.00% to 99.99%            50        5,072             42        4,392          71%
                  25.00% to 50.99%            87       13,277             32        4,951          40%
                   5.00% to 24.99%           178       20,354             22        2,422          13%
                           < 4.99%           137       15,739              2          210           1%
                                      ------------   --------    ------------    ---------   -----------
                             Total           539       65,627            186       23,161          35%
                                      ------------   --------    ------------    ---------   -----------
TOTAL OWNED PORTFOLIO:
                              100%           457      115,367            457      115,367         100%
                  51.00% to 99.99%           253       66,679            182       47,359          71%
                  25.00% to 50.99%           162       32,879             64       13,241          40%
                   5.00% to 24.99%           218       27,878             29        3,672          13%
                           < 4.99%           150       18,432              2          240           1%
                                      ------------   --------    ------------    ---------   -----------
                             Total         1,240      261,235            734      179,879          69%
                                      ------------   --------    ============    =========   ===========
MANAGEMENT CONTRACTS:
             Long Term Contractual            78        7,955
            Short Term Third Party            20        3,225
         Third Party Asset-Managed           418       40,112
                                      ------------   --------
                             Total           516       51,292
                                      ------------   --------
TOTAL PORTFOLIO                            1,756      312,527
                                      ============   ========

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

Apartment Investment and Management Company
First Quarter 2003 - Page 21

SUPPLEMENTAL SCHEDULE XIV
--------------------------------------------------------------------------------
SAME STORE SALES DATA CHARTS

The charts below depict Aimco's "Same Store" operational metrics: Occupancy, Rent and Net Rental Income by month from January 2002 through April 2003. Pro Forma Casden assumes that the Casden conventional properties are in the "Same Store" portfolio.


                          SAME STORE OCCUPANCY JANUARY 2002 - APRIL 2003


                                                [GRAPH]

                                             [PLOT POINTS]

                                          Jan         Feb         Mar         Apr         May         Jun         Jul         Aug
Occupancy                                 92.0%       92.7%       93.0%       93.9%       93.2%       93.2%       92.8%       93.8%

Occupancy including Casden                                                    93.9%       93.4%       93.4%       92.9%       94.0%


                                          Sep         Oct         Nov         Dec         Jan         Feb         Mar         Apr
Occupancy                                 93.4%       92.1%       91.1%       90.2%       89.8%       90.1%       91.0%       92.3%

Occupancy including Casden                93.5%       92.2%       91.3%       90.5%       90.1%       90.4%       91.3%       92.3%


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

Apartment Investment and Management Company
First Quarter 2003 - Page 22

SUPPLEMENTAL SCHEDULE XIV
--------------------------------------------------------------------------------

                          SAME STORE RENTAL RATES JANUARY 2002 - APRIL 2003


                                                [GRAPH]

                                             [PLOT POINTS]

                                          Jan         Feb         Mar         Apr         May         Jun         Jul         Aug
Rent Rate                                 705         699         701         696         704         696         692         690

Rent rate including Casden                                                    710         719         712         709         706


                                          Sep         Oct         Nov         Dec         Jan         Feb         Mar         Apr
Rent Rate                                 684         689         691         692         689         681         677         682

Rent rate including Casden                701         706         708         709         706         701         693         693



                          SAME STORE NET RENTAL INCOME JANUARY 2002 - APRIL 2003


                                                [GRAPH]

                                             [PLOT POINTS]


                                          Jan         Feb         Mar         Apr         May         Jun         Jul         Aug
Net Rental Income                         90,370      90,283      90,834      91,059      91,419      90,380      89,475      90,178

Net Rental Income including Casden                                            96,067      96,766      95,824      94,910      95,627


                                          Sep         Oct         Nov         Dec         Jan         Feb         Mar         Apr
Net Rental Income                         89,012      88,415      87,709      86,968      86,207      85,491      85,838      87,707

Net Rental Income including Casden        94,445      93,796      93,144      92,458      91,660      91,314      91,170      92,169


      [AIMCO LOGO]